                                                                    Exhibit 10.1

                                  $225,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG



                          RANGE RESOURCES CORPORATION,
                                  AS BORROWER,


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,
                                   AS LENDERS,


                             BANK ONE, TEXAS, N.A.,
                            AS ADMINISTRATIVE AGENT,

                           CHASE BANK OF TEXAS, N.A.,
                              AS SYNDICATION AGENT,

                                       AND

                             BANK OF AMERICA, N.A.,
                             AS DOCUMENTATION AGENT



                         DATED AS OF SEPTEMBER 30, 1999

                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS...........................................................................................2
         1.01.    DEFINED TERMS...................................................................................2
         1.02.    OTHER DEFINITIONAL PROVISIONS..................................................................19

ARTICLE 2 - AMOUNT AND TERMS OF COMMITMENTS......................................................................19
         2.01.    COMMITMENTS....................................................................................19
         2.02.    PROCEDURE FOR BORROWING........................................................................20
         2.03.    NOTES..........................................................................................20
         2.04.    INTEREST RATES AND PAYMENT DATES...............................................................21
         2.05.    NON-RECEIPT OF FUNDS BY ADMINISTRATIVE AGENT...................................................22
         2.06.    USE OF PROCEEDS................................................................................23
         2.07.    CONVERSIONS AND RENEWALS.......................................................................23
         2.08.    LIMITATION ON NUMBER OF EURODOLLAR LOANS.......................................................23
         2.09.    PREPAYMENTS....................................................................................24
         2.10.    MANNER AND APPLICATION OF PAYMENTS.............................................................24
         2.11.    VOLUNTARY REDUCTION OF COMMITMENT..............................................................25

ARTICLE 3 - LETTERS OF CREDIT....................................................................................25
         3.01.    LETTERS OF CREDIT..............................................................................25
         3.02.    PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT....................................................26
         3.03.    FEES, COMMISSIONS, AND OTHER CHARGES...........................................................26
         3.04.    LETTER OF CREDIT PARTICIPATION.................................................................27
         3.05.    REIMBURSEMENT OBLIGATION OF BORROWER...........................................................28
         3.06.    OBLIGATIONS ABSOLUTE...........................................................................29
         3.07.    LETTER OF CREDIT PAYMENTS......................................................................29
         3.08.    LETTER OF CREDIT APPLICATIONS..................................................................30
         3.09.    CASH COLLATERALIZATION OF LETTERS OF CREDIT....................................................30

ARTICLE 4 - BORROWING BASE.......................................................................................30
         4.01.    DETERMINATION OF BORROWING BASE................................................................30
         4.02.    PERIODIC DETERMINATION.........................................................................31
         4.03.    SPECIAL REDETERMINATION REQUESTED BY BORROWER..................................................31
         4.04.    SPECIAL DETERMINATIONS REQUESTED BY REQUIRED LENDERS...........................................32
         4.05.    INITIAL BORROWING BASE.........................................................................32
         4.06.    OVER ADVANCE...................................................................................32

ARTICLE 5 - COLLATERAL...........................................................................................33
         5.01.    SECURITY.......................................................................................33
         5.02.    GUARANTIES.....................................................................................34

                                    xxxii

         5.03.    LEGAL OPINIONS; CORPORATE MATTERS..............................................................34
         5.04.    ADDITIONAL TITLE DATA..........................................................................34
         5.05.    BENEFITS OF COLLATERAL.........................................................................34
         5.06.    STATUS OF COLLATERAL IN EVENT OF DEFAULT.......................................................35

ARTICLE 6 - CONDITIONS PRECEDENT.................................................................................35
         6.01.    CONDITIONS PRECEDENT TO RESTATEMENT OF EXISTING CREDIT AGREEMENT AND INITIAL EXTENSION
                  OF CREDIT HEREUNDER............................................................................35
                  (a)      CLOSING DELIVERIES....................................................................35
                  (b)      NO MATERIAL ADVERSE CHANGE............................................................37
                  (c)      NO LEGAL PROHIBITION..................................................................37
                  (d)      NO LITIGATION.........................................................................37
                  (e)      OTHER MATTERS.........................................................................37
                  (f)      CLOSING FEES..........................................................................37
         6.02.    CONDITIONS TO EACH LOAN AND EACH LETTER OF CREDIT..............................................37


ARTICLE 7 - REPRESENTATIONS, WARRANTIES, AND COVENANTS...........................................................38
         7.01.    WARRANTIES.....................................................................................38
                  (a)      FINANCIAL CONDITION...................................................................38
                  (b)      NO CHANGE.............................................................................39
                  (c)      CORPORATE EXISTENCE...................................................................39
                  (d)      CORPORATE POWER.......................................................................39
                  (e)      INFORMATION...........................................................................40
                  (f)      AUTHORIZATIONS........................................................................40
                  (g)      ENFORCEABLE OBLIGATIONS...............................................................40
                  (h)      NO LEGAL BAR..........................................................................40
                  (i)      COMPLIANCE............................................................................40
                  (j)      DEBTS OF OTHERS.......................................................................40
                  (k)      NO MATERIAL LITIGATION................................................................41
                  (l)      SUBSIDIARIES..........................................................................41
                  (m)      ERISA.................................................................................41
                  (n)      ENVIRONMENTAL MATTERS.................................................................41
                  (o)      TITLES................................................................................42
                  (p)      RESERVE REPORTS.......................................................................42
                  (q)      INTELLECTUAL PROPERTY.................................................................42
                  (r)      NO BURDENSOME RESTRICTIONS............................................................42
                  (s)      TAXES.................................................................................42
                  (t)      FEDERAL REGULATIONS...................................................................43
                  (u)      INVESTMENT COMPANY ACT; OTHER REGULATIONS.............................................43
                  (v)      YEAR 2000 PROBLEM.....................................................................43
         7.02.    AFFIRMATIVE COVENANTS..........................................................................43



                                     xxxiii

                  (a)      CORPORATE EXISTENCE...................................................................43
                  (b)      MAINTENANCE OF BOOKS AND RECORDS......................................................43
                  (c)      FINANCIAL INFORMATION.................................................................44
                  (d)      RIGHT TO INSPECT......................................................................45
                  (e)      PAYMENT OF OTHER OBLIGATIONS..........................................................45
                  (f)      PERFORMANCE...........................................................................45
                  (g)      INSURANCE.............................................................................45
                  (h)      DEPOSITORY ACCOUNTS...................................................................45
                  (i)      NOTICE OF DEFAULT AND LITIGATION......................................................46
                  (j)      FURTHER ASSURANCES....................................................................46
                  (k)      MAINTENANCE AND OPERATION OF PROPERTY.................................................46
                  (l)      ERISA.................................................................................47
                  (m)      ENVIRONMENTAL MATTERS.................................................................47
                  (n)      ENVIRONMENTAL INDEMNITY...............................................................47
                  (o)      OTHER INDEMNITY.......................................................................48
         7.03.    NEGATIVE COVENANTS.............................................................................48
                  (a)      OTHER LIENS...........................................................................49
                  (b)      OTHER DEBT............................................................................49
                  (c)      MERGERS AND SALES OF ASSETS...........................................................49
                  (d)      CHANGES IN BUSINESS...................................................................50
                  (e)      PLAN CONTRIBUTIONS....................................................................50
                  (f)      ADVANCES AND INVESTMENTS..............................................................50
                  (g)      RESTRICTED PAYMENTS...................................................................51
                  (h)      INTEREST PAYMENTS.....................................................................51
                  (i)      OIL AND GAS HEDGE TRANSACTIONS........................................................51
                  (j)      TRANSACTIONS WITH AFFILIATES..........................................................51
                  (k)      PLANS.................................................................................51
                  (l)      SPECULATIVE HEDGE TRANSACTIONS........................................................51
                  (m)      OPTIONAL PAYMENTS AND MODIFICATIONS...................................................52
                  (n)      LIMITATION ON SALES AND LEASEBACKS....................................................52
                  (o)      LIMITATION ON NEGATIVE PLEDGE CLAUSES.................................................52
                  (p)      RESTRICTIONS WITH RESPECT TO OBLIGATIONS OF REFC......................................52
         7.04.    FINANCIAL COVENANTS............................................................................52
                  (a)      CONSOLIDATED TANGIBLE NET WORTH.......................................................52
                  (b)      SENIOR DEBT INTEREST COVERAGE RATIO...................................................53
                  (c)      TOTAL DEBT INTEREST COVERAGE RATIO....................................................53
                  (d)      SENIOR DEBT LEVERAGE RATIO............................................................53
                  (e)      TOTAL DEBT LEVERAGE RATIO.............................................................53
                  (f)      CURRENT RATIO.........................................................................53

ARTICLE 8 - DEFAULT..............................................................................................53
         8.01.    EVENTS OF DEFAULT..............................................................................53

                                     xxxiv

         8.02.    REMEDIES.......................................................................................56

ARTICLE 9 - AGENCY PROVISIONS....................................................................................57
         9.01.    APPOINTMENT....................................................................................57
         9.02.    DELEGATION OF DUTIES...........................................................................57
         9.03.    EXCULPATORY PROVISIONS.........................................................................57
         9.04.    RELIANCE BY AGENTS.............................................................................58
         9.05.    NOTICE OF DEFAULT..............................................................................58
         9.06.    NON-RELIANCE ON AGENTS AND OTHER LENDERS.......................................................58
         9.07.    INDEMNIFICATION................................................................................59
         9.08.    EACH AGENT IN ITS INDIVIDUAL CAPACITY..........................................................59
         9.09.    SUCCESSOR AGENT................................................................................60
         9.10.    ISSUING LENDER.................................................................................60

ARTICLE 10 - PROTECTION OF YIELD; CHANGE IN LAWS.................................................................60
         10.01.   RISK-BASED CAPITAL.............................................................................60
         10.02.   BASIS FOR DETERMINING INTEREST RATE APPLICABLE TO EURODOLLAR LOANS INADEQUATE..................61
         10.03.   ILLEGALITY OF EURODOLLAR LOANS.................................................................61
         10.04.   INCREASED COST OF EURODOLLAR LOANS.............................................................62
         10.05.   ALTERNATIVE LOANS SUBSTITUTED FOR AFFECTED EURODOLLAR LOANS....................................63
         10.06.   FUNDING LOSS INDEMNIFICATION...................................................................63
         10.07.   TAXES..........................................................................................63
         10.08.   DISCRETION OF LENDERS AS TO MANNER OF FUNDING..................................................64
         10.09.   LIMITATION ON ADDITIONAL AMOUNTS...............................................................64
         10.10.   REPLACEMENT LENDERS............................................................................64

ARTICLE 11 - FEES................................................................................................65
         11.01    COMMITMENT FEES................................................................................65
         11.02.   AGENCY FEES....................................................................................66
         11.03.   LETTER OF CREDIT FEES..........................................................................66
         11.04.   OTHER FEES.....................................................................................66

ARTICLE 12 - GENERAL PROVISIONS..................................................................................66
         12.01.   EXPENSES.......................................................................................66
         12.02.   NON-WAIVER.....................................................................................67
         12.03.   AMENDMENT AND WAIVERS..........................................................................67
         12.04.   SURVIVAL.......................................................................................67
         12.05.   LIMITATION ON INTEREST.........................................................................67
         12.06.   INVALID PROVISIONS.............................................................................68
         12.07.   WAIVER OF CONSUMER CREDIT LAW..................................................................68

         12.08.   SUCCESSORS AND ASSIGNS.........................................................................68
         12.09.   FOREIGN LENDERS, PARTICIPANTS, AND ASSIGNEES...................................................69
         12.10.   NOTICES........................................................................................70
         12.11.   REPORTS AND CERTIFICATES.......................................................................71
         12.12.   GOVERNING LAW..................................................................................71
         12.13.   COMPLETE AGREEMENT.............................................................................71
         12.14.   WAIVER OF JURY TRIAL...........................................................................71
         12.15.   COUNTERPARTS; EFFECTIVENESS....................................................................71
         12.16.   CONFIDENTIALITY................................................................................71


                                     xxxvi

         Schedule 1        - Commitments
         Schedule 2        - Addresses for Notices
         Schedule 3        - List of Subsidiaries

         Exhibit A         - Form of Note
         Exhibit B         - Form of Guaranty Agreement
         Exhibit C         - Form of Pledge Agreement
         Exhibit D         - Form of Notice of Borrowing
         Exhibit E         - Form of Rollover Notice
         Exhibit F         - Form of Request for Letter of Credit
         Exhibit G         - Form of Compliance Certificate
         Exhibit H         - Form of Assignment Agreement


                                     xxxvii

                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------

         This Amended and Restated Credit Agreement is made on September 30, 1999, among RANGE RESOURCES CORPORATION, a Delaware corporation ("BORROWER"), BANK ONE, TEXAS, N.A., as Administrative Agent ("ADMINISTRATIVE AGENT"), CHASE BANK OF TEXAS, N.A., as Syndication Agent ("SYNDICATION AGENT"), and BANK OF AMERICA, N.A., as Documentation Agent ("DOCUMENTATION AGENT") (collectively "AGENTS"), and the banks, financial institutions, and other entities listed on attached SCHEDULE 1, as Lenders (individually a "LENDER" and collectively "LENDERS").

RECITALS:

         A. Borrower, Agents, and Lenders are parties to a Credit Agreement dated as of February 14, 1997 (as amended through and including the date hereof, the "EXISTING CREDIT AGREEMENT"), pursuant to which credit is outstanding to Borrower.

         B. Borrower intends to contribute, or cause its Subsidiaries to contribute, the Appalachian Properties (as defined below) to Great Lakes Energy Partners, L.L.C., a Delaware limited liability company ("GLEP"), in exchange for an equity interest in GLEP equal to 50%.

         C. Immediately after giving effect to the GLEP Transaction (as defined below), but subject to the satisfaction of each condition precedent set forth in
SECTION 6.01 hereof, Borrower, Agents, and Lenders desire to amend and restate the Existing Credit Agreement in its entirety in order to, among other things,
(a) amend and restate the aggregate Commitments of Lenders, and (b) modify certain other provisions of the Existing Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that upon satisfaction of each condition precedent set forth in SECTION 6.01 hereof, the Existing Credit Agreement shall be amended and restated in its entirety on the terms and conditions set forth herein. It is the intention of the parties that upon satisfaction of the conditions precedent, this Agreement shall amend, restate, supersede, and replace the Existing Credit Agreement in its entirety; PROVIDED THAT (a) the foregoing shall operate to renew, extend, amend, and modify the rights and obligations of the parties under the Existing Credit Agreement (the "EXISTING RIGHTS AND OBLIGATIONS"), but shall not effect a novation thereof, and (b) except for such Liens securing the Existing Rights and Obligations which are no longer required pursuant to the terms of this Agreement (and which are being terminated and released pursuant to express written instruments to such effect duly filed and recorded in the appropriate jurisdictions), the Liens securing the

Existing Rights and Obligations shall not be extinguished, but shall be carried forward and shall secure the Obligations as defined herein and as renewed, extended, amended, and modified hereby. Borrower, Agents, and Lenders hereby further agree as follows:

ARTICLE 1 - DEFINITIONS.

         1.01. DEFINED TERMS. As used in this Agreement, the following terms have the respective meanings assigned them in this Article or in the sections or subsections referred to below:

         ABR LOAN- means a Loan bearing interest with reference to the Adjusted Base Rate.

         ADDITIONAL PROPERTIES- has the meaning given that term in SECTION 4.03.

         ADMINISTRATIVE AGENT- means Bank One, Texas, N.A., in its capacity as Administrative Agent for Lenders.

         ADJUSTED BASE RATE- means, for any day, a rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) equal to the greater of (a) the Base Rate in effect on that day or (b) the Federal Funds Rate in effect on that day plus 1/2 of 1%; any change in the Adjusted Base Rate due to a change in the Base Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of the change in the Base Rate or the Federal Funds Rate, respectively.

         ADVANCE- means, with respect to any Person, any loan, advance, or extension of credit to any other Person.

         AFFILIATE- means, as to any person, any other Person (other than a wholly owned Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of that Person or (b) direct or cause the direction of the management and policies of that Person, whether by contract or otherwise.

         AGENT- means any of Administrative Agent, Syndication Agent, and Documentation Agent, and "AGENTS" means Administrative Agent, Syndication Agent, and Documentation Agent.

         AGREEMENT- means this Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended, supplemented, or otherwise modified from time to time.

         APPALACHIAN PROPERTIES- means all of Borrower's Oil and Gas Properties in the states of Michigan, New York, Ohio, Pennsylvania, and West Virginia.

         APPLICABLE MARGIN- means, on any day, the basis points set out below, determined based upon the type of Loan and the Borrowing Base Usage on any such day:


BORROWING BASE USAGE

                                   less than 40%       40% less than 60%    60% less than 80%          80%
-------------------------------- -------------------- ------------------- ------------------- ----------------------

Eurodollar Loans                  150 basis points     175 basis points    200 basis points     225 basis points
-------------------------------- -------------------- ------------------- ------------------- ----------------------
ABR Loans                          25 basis points     50 basis points     75 basis points      100 basis points

         ASSIGNMENT- has the meaning given that term in SECTION 10.10.

         AUTHORIZED OFFICER- means, as to any Person, its Chairman, President, or Chief Financial Officer duly authorized to act on behalf of that Person.

         BASE RATE- means the rate of interest per annum publicly announced from time to time by Administrative Agent as its "base rate" or "prime rate" of interest, which rate may not be the lowest, best, or most favorable rate of interest which Administrative Agent may charge on loans to its customers.

         BORROWER- means Range Resources Corporation, a Delaware corporation.

         BORROWER'S OIL AND GAS PROPERTIES- means all oil and gas properties, pipelines, gathering systems, gas processing plants, and other similar assets owned by Borrower and its Consolidated Subsidiaries, including related personal property and other fixed assets and all related easements, servitudes, and similar real property interests owned by Borrower and its Consolidated Subsidiaries.

         BORROWING- means any disbursement to Borrower under, or to satisfy the obligations of the Loan Parties under, any of the Loan Documents. Any Borrowing comprised of ABR Loans is an "ABR BORROWING", and any Borrowing comprised of Eurodollar Loans is a "EURODOLLAR BORROWING."


                 Amended and Restated Credit Agreement - Page 3

         BORROWING BASE- means, at the time of any Determination, the amount then in effect as determined in accordance with Article 4.

         BORROWING BASE DEFICIENCY- means, at any time, the amount by which the aggregate of all Outstanding Obligations exceeds the Borrowing Base then in effect. For purposes of determining the existence of and amount of any Borrowing Base Deficiency, Letter of Credit Outstandings will not be deemed to be outstanding hereunder to the extent they have been cash collateralized in the manner required by SECTION 3.09.

         BORROWING BASE USAGE- means at any time the quotient, expressed as a percentage, of (a) the aggregate Outstanding Obligations at such time, divided by (b) the Borrowing Base in effect at such time.

         BORROWING DATE- means any Business Day specified in a Notice of Borrowing or Request for Letter of Credit as a date on which Borrower requests a Borrowing hereunder or that an Issuing Lender issue a Letter of Credit hereunder.

         BUSINESS DAY- means any day except a Saturday, Sunday, or other day on which national banks in Dallas, Texas, are authorized or required by law to close and, if the applicable day relates to a Eurodollar Loan, a day on which dealings in dollar deposits are also carried on in the applicable interbank market and banks are open for business in such market.

         CAPITAL LEASE- means, for any Person as of any date, any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         CLOSING DATE- means the date that all conditions precedent set out in
SECTION 6.01 below have been satisfied, in each case satisfactory to Agents.

         CODE- means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

         COLLATERAL- means the Mortgaged Properties and all other assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         COMMITMENT- means, with respect to any Lender, its commitment to make Loans and participate in Letters of Credit hereunder in an aggregate amount outstanding at any time not in excess of the amount of its Commitment as set forth in SCHEDULE 1 hereto.

         COMMITMENT PERCENTAGE- means, with respect to any Lender at any time, the Commitment Percentage for that Lender set forth on SCHEDULE 1 hereto.

         COMMITMENT PERIOD- means the period from and including the date hereof to but not including the Termination Date or the earlier date on which the Total Commitment shall terminate as provided herein.

         COMMONLY CONTROLLED ENTITY- means an entity, whether or not incorporated, which is under common control with Borrower within the meaning of
Section 4001 of ERISA or is part of a group which includes Borrower and which is treated as a single employer under SECTION 414 of the Code.

         CONSOLIDATED INTEREST EXPENSE- means with respect to Borrower and the Consolidated Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense (including all cash and accrued interest expense) of Borrower and the Consolidated Subsidiaries for that period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the occurrence of Debt to the extent included in interest expense, and (iii) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense and (b) capitalized interest of Borrower and the Consolidated Subsidiaries on a consolidated basis.

         CONSOLIDATED NET INCOME- means for any period, net income of Borrower and the Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

         CONSOLIDATED SUBSIDIARY- or "CONSOLIDATED SUBSIDIARIES" means, for any person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of that Person into its consolidated financial statements as of that time.

         CONSOLIDATED TANGIBLE NET WORTH- means, for any Person as of any date, the consolidated shareholder's equity of such Person and its Consolidated Subsidiaries which would be reflected on a consolidated balance sheet for such Person and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP less the consolidated Intangible Assets of such Person as of such date. For purposes of this definition, "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated shareholder's equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization expenses, and other intangible items.

         DEBT- of any Person means at any date, without duplication, (a) all obligations of that Person for borrowed money or for the purchase price of property, (b) all obligations of that Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all other indebtedness (including obligations under Capital Leases, other than usual and customary oil and gas leases) of that Person on which interest charges are customarily paid or accrued, (d) all Guarantees by that Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of that Person, (f) any indebtedness


                 Amended and Restated Credit Agreement - Page 5 or other obligation secured by a Lien on the assets of such Person, whether or not assumed by such Person, and (g) all liability of that Person as a general partner of a partnership for obligations of that partnership of the nature described in (a) through (f) preceding.

         DEFAULT- means any condition or event which constitutes an Event of Default or which with the giving of notice, the lapse of time, or both, would, unless cured or waived, become an Event of Default.

         DETERMINATION- means any Periodic Determination or Special
Determination.

         DETERMINATION DATE- means, (i) with respect to any Special Determination, the date that is 30 days after the date of the applicable Request for Determination, and (ii) with respect to any Periodic Determination, each October 1 and April 1, commencing April 1, 2000.

         DISTRIBUTION- by any Person, means (a) with respect to any stock issued by that Person, any limited liability company interest of that Person, or any partnership interest of that Person, the retirement, redemption, purchase, re-purchase, or other acquisition for value of any stock, partnership, or limited liability company interest, (b) the declaration or payment of any cash dividend or other distribution on or with respect to any stock, partnership, or limited liability company interest of that Person, and (c) any other payment by that Person with respect to its stock, partnership, or limited liability company interest.

         DOCUMENTATION AGENT- means Bank of America, N.A., in its capacity as Documentation Agent for Lenders.

         EBITDA- means, for any period, Consolidated Net Income for that period, PLUS, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for that period, (a) the aggregate amount of Consolidated Interest Expense for that period, (b) the aggregate amount of letter of credit fees paid during that period, (c) the aggregate amount of income tax expense for that period, (d) all amounts attributable to depreciation, depletion and amortization for that period, and (e) all non-cash, extraordinary expenses during that period, and MINUS, without duplication and to the extent added to revenues in determining Consolidated Net Income for that period, all non-cash, extraordinary income during that period, in each case determined in accordance with GAAP.

         ERISA- means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

         ENVIRONMENTAL LAWS- means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as it relates to the environment, as has been, is now, or may at any time hereafter be, in effect.

         EQUITY- means shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Person.

         EURODOLLAR BASE RATE- applicable to any Interest Period means the rate per annum determined by Administrative Agent (rounded upward, if necessary, to the next higher 1/64 of 1%) at which deposits in dollars are offered to Administrative Agent by first class banks in the eurodollar interbank market selected by Administrative Agent as of the first day of the Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which the Interest Period is to apply and for a period of time comparable to the Interest Period.

         EURODOLLAR LOAN- means a Loan bearing interest with reference to the Eurodollar Rate; each Eurodollar Loan having a different Interest Period shall be deemed to be a separate Eurodollar Loan.

         EURODOLLAR RATE- means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum equal to the quotient obtained (rounded upward, if necessary to the next higher 1/64 of 1%) by dividing (i) the applicable Eurodollar Base Rate by (ii) 1.00, minus the Eurodollar Reserve Percentage, adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         EURODOLLAR RESERVE PERCENTAGE- means, for any day as applied to a Eurodollar Loan, that percentage (expressed as a decimal) which is in effect on that day, as prescribed by the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto for determining the maximum reserve requirement for a member bank of the Federal Reserve System, in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined or any category of extension of credit or other assets that include Eurodollar Loans).

             EVENT OF DEFAULT- means any of the events specified in SECTION
8.01.

         EXISTING CREDIT AGREEMENT- has the meaning given that term in the recitals hereto.

                 Amended and Restated Credit Agreement - Page 7

         EXISTING MORTGAGE AMENDMENT- means one or more Amendments to Mortgages, UCC-3 Amendments and other documents, instruments, and agreements in form and substance acceptable to Administrative Agent to be entered into by and among Borrower or the pertinent Subsidiaries and Bank One, Texas, N.A. in its capacity as Administrative Agent, pursuant to which the Existing Mortgages shall be modified, amended, renewed, and extended to (a) reflect the renewal, extension, amendment, and modification of the Existing Rights and Obligations pursuant to this Agreement, and (b) to secure the Obligations as defined herein.

         EXISTING MORTGAGES- means the mortgages, deeds of trust, security agreements, financing statements and assignments of production executed by Borrower and its Subsidiaries in favor of Bank One, Texas, N.A. as Administrative Agent under the Existing Credit Agreement to secure the Existing Rights and Obligations.

         EXISTING MORTGAGED PROPERTIES- means the oil and gas properties owned by Borrower and its Subsidiaries which are subject to the Liens created by the Existing Mortgages to secure the Existing Rights and Obligations.

         EXISTING RIGHTS AND OBLIGATIONS- has the meaning given that term in the recitals hereto.

         FEDERAL FUNDS RATE- means, as of any date, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on that date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding that date, PROVIDED THAT (i) if the day for which that rate is to be determined is not a Business Day, the Federal Funds Rate for that day shall be the rate on such transactions on the next preceding Business Day, as so published on the next succeeding Business Day, and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for that day shall be the average rate charged to Administrative Agent on that day on such transactions as determined by Administrative Agent.

         GAAP- means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question (accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period).

         GLEP- has the meaning given that term in the recitals hereto.

         GLEP TRANSACTION- means, collectively, the (i) transaction contemplated by a Letter of Intent dated June 23, 1999, between Borrower and FirstEnergy, Inc., by which Borrower or its Subsidiaries, as appropriate, will contribute the Appalachian Properties to GLEP for an equity interest in GLEP equal to 50%, and
(ii) the funding of GLEP's $275,000,000 credit facility.

         GOVERNMENTAL AUTHORITY- means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         GUARANTEE- by any Person means any obligation, contingent or otherwise, of that Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of that Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), PROVIDED THAT the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         GUARANTY AGREEMENT- means a Guaranty Agreement substantially in the form of EXHIBIT B attached hereto (with applicable conforming changes) to be executed by each existing and future Subsidiary of Borrower (excluding REFC), in favor of Lenders, pursuant to which each such Subsidiary guarantees payment and performance in full of the Obligations.

         HEDGE TRANSACTIONS- means any commodity, interest rate, currency or other swap, option, collar, futures contract, advance payment contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly include Oil and Gas Hedge Transactions.

         INDENTURE- means that certain Indenture dated as of March 14, 1997, by and between Borrower and Fleet National Bank, as Trustee, which Indenture sets forth certain terms applicable to the Subordinate Notes.


                 Amended and Restated Credit Agreement - Page 9

         INITIAL BORROWING BASE- means a Borrowing Base in the amount of $160,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the April 1, 2000, Periodic Determination.

         INITIAL RESERVE REPORT- means the Post-Divestiture Reserve Summary as of June 30, 1999, prepared by Borrower for its Southwest and Gulf Coast Business Units.

         INTELLECTUAL PROPERTY- has the meaning given that term in SECTION 7.02(Q).

         INTEREST PERIOD- means, with respect to each Eurodollar Loan, the period commencing on the date that Loan is made and ending one, two, three, six, nine, or twelve months thereafter, subject to availability, as Borrower may elect, PROVIDED THAT:

                           (i) any Interest  Period which would  otherwise end
on a day which is not a Business Day shall be extended to the next succeeding Business Day unless that Business Day falls in another calendar month, in which case the Interest Period will end on the next preceding Business Day;

                           (ii) any Interest Period which begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Interest Period) will, subject to clause (iii) below, end on the last Business Day of a calendar month;

                           (iii) if any Interest Period includes a date on which
any payment of principal of the Loan is required to be made hereunder, but does not end on that date, then (A) the principal amount of each Eurodollar Loan required to be repaid on that date shall have an Interest Period ending on that date and (B) the remainder of the Eurodollar Loan shall have an Interest Period determined as set forth above; and

                           (iv) No Interest Period shall extend past the
Termination Date.

         INVESTMENT- means, with respect to any Person, any capital contribution to, investment in, or purchase of the stock securities of, or interests in, any other Person.

         ISSUING LENDER- means any Agent selected by Borrower, in its capacity as issuer of a Letter of Credit.

         LENDER- means any financial institution listed on SCHEDULE 1 hereto as having a Commitment, and its successors and assigns, and "LENDERS" shall mean all Lenders.

         LENDER TERMINATION DATE- has the meaning given that term in SECTION 10.10.

         LENDING OFFICE- means, with respect to any Lender, for each type of Loan, the Lending Office of that Lender (or of an affiliate of that Lender) designated for that type of Loan on the signature pages hereof or another office of that Lender (or of an affiliate of that Lender) as that Lender may from time to time specify to Borrower and Administrative Agent as the office at which its Loans of that type are to be made and maintained.

         LETTER OF CREDIT- means a letter of credit issued for the account of Borrower pursuant to SECTION 3.01(a).

         LETTER OF CREDIT APPLICATION- has the meaning given this term in
SECTION 3.02.

         LETTER OF CREDIT OUTSTANDINGS- means, at any time, the sum of (a) the aggregate amount available for drawing under Letters of Credit then outstanding and (b) the aggregate amount of all drawings under Letters of Credit which have not been reimbursed.

         LETTER OF CREDIT PARTICIPATING INTEREST- means with respect to any Letter of Credit (a) in the case of the Issuing Lender with respect thereto, its interest in the Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each Lender, its undivided participating interest in the Letter of Credit and any Letter of Credit Application relating thereto.

         LIEN- means with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of the asset. For the purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement relating to the asset.

         LOAN- means a loan made pursuant to SECTION 2.01, which can be either an ABR Loan or a Eurodollar Loan, and "LOANS" means ABR Loans and Eurodollar Loans and any combination thereof.

         LOAN DOCUMENTS- means this Agreement, the Notes, the Mortgages, the Letter of Credit Applications, the Security Documents, and all other certificates, documents or instruments delivered in connection with this Agreement, as they may be amended from time to time.

                 Amended and Restated Credit Agreement - Page 11

         LOAN PARTIES- means Borrower and each Subsidiary of Borrower which is now or hereafter becomes a party to a Loan Document.

         MANAGING AGENT- means Bankers Trust Company, in its capacity as Managing Agent for Lenders.

         MAJORITY LENDERS- means at any time Lenders whose Commitment Percentages aggregate at least 66.67%.

         MATERIAL ADVERSE EFFECT- means any circumstance or event that has had or would be reasonably likely to have a material adverse effect on (a) the validity or enforceability of any of the Loan Documents or the rights or remedies of Administrative Agent, any other Agent, or Lenders hereunder, (b) the business, assets, property, or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (c) the ability of Borrower or any Subsidiary of Borrower to perform any of its obligations or substantially all of its Obligations under the Loan Documents.

         MAXIMUM LAWFUL RATE- means, for each Lender, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loans owed to that Lender at such time to exceed the maximum amount which that Lender would be allowed to contract for, charge, take, reserve, or receive under applicable law, taking into account to the extent required under applicable law, any and all relevant payments or charges under the Loan Documents. To the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such
Article 1.04 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 1.04, whichever Administrative Agent (with the approval of Majority Lenders) shall elect to substitute for the "indicated rate ceiling," and VICE VERSA, each such substitution to have the effect provided in such Article 1.04, and Administrative Agent (with the approval of Required Lenders) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with SUBSECTION (h)(1) of such
Article 1.04.

         MORTGAGED PROPERTIES- means Borrower's Oil and Gas Properties that are now or hereafter become subject to Mortgages.

         MORTGAGES- means each mortgage, deed of trust, security agreement, financing statement, assignment, and each other document and instrument (including division and transfer orders), previously granted or hereafter granted to Administrative Agent, for the ratable benefit of each Lender, to secure repayment of the Obligations (including, without limitation, the Existing Mortgages), as amended, modified, or supplemented from time to time.

         MULTIEMPLOYER PLAN- means a Plan described in Section 4001(a)(3) of ERISA.

         NET CASH PROCEEDS- means (a) with respect to the sale, transfer, lease or other disposition of any asset by Borrower or any Subsidiary, an amount certified in reasonable detail by an Authorized Officer of Borrower to Lenders as the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale, transfer, lease or other disposition over (ii) the sum of (A) amounts placed in escrow or held as a reserve, in accordance with GAAP, against any liabilities associated with the sale or disposition (except that, to the extent and as of the time any of the amounts is released from the reserve, the amounts shall constitute Net Cash Proceeds), and (B) the reasonable out-of-pocket expenses actually incurred by Borrower or its Subsidiary in connection with the sale, transfer, lease or other disposition, and (b) with respect to the sale or issuance of any Equity by Borrower or any Subsidiary, an amount certified in reasonable detail by an Authorized Officer of Borrower to Lenders as the difference of (i) the sum of the cash and cash equivalents received in connection with the sale or issuance minus, without duplication,
(ii) the underwriting discounts and commissions (if any) and other reasonable fees, out-of-pocket expenses, and other costs actually incurred by Borrower or the Subsidiary in connection with the sale or issuance and (c) with respect to the incurrence of Debt by Borrower or any Subsidiary, an amount certified in reasonable detail by an Authorized Officer of Borrower to Lenders as the excess of (i) the sum of the cash and cash equivalents received in connection with the incurrence of Debt over (ii) the reasonable fees, out-of-pocket expenses, and other costs actually incurred by Borrower or any Subsidiary in connection with the incurrence of Debt.

         NOTE- means, for each Lender, the promissory note evidencing Loans made by such Lender hereunder and any renewals, extensions, or modifications of it, and "NOTES" means all of such Notes.

         NOTICE OF BORROWING- has the meaning given that term in SECTION 2.02.

         NOTICE OF TERMINATION- has the meaning given that term in SECTION
10.10.

         OBLIGATIONS- means, collectively, all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower or any of its Subsidiaries to any Lender or to any Affiliate of any Lender (a) arising pursuant to the Loan Documents, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, and (b) arising

                 Amended and Restated Credit Agreement - Page 13 under or in connection with any Hedge Transaction entered into between Borrower or any Subsidiary and any Lender or any Affiliate of any Lender, regardless of whether the indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

         OIL AND GAS HEDGE TRANSACTIONS- means transactions providing for the hedging, forward sale, or swap of crude oil or natural gas by Borrower or its Subsidiaries (excluding REFC).

         OUTSTANDING OBLIGATIONS- means, at any time, the sum of the aggregate principal amount of the Loans and the Letter of Credit Outstandings.

         PBGC- means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any entity succeeding to any or all of its functions under ERISA.

         PARTICIPATING LENDER- means with respect to any Letter of Credit, any Lender (other than the Issuing Lender with respect to such Letter of Credit) with respect to its Letter of Credit Participating Interest.

         PERIODIC DETERMINATION- means any Determination of the Borrowing Base pursuant to SECTION 4.02.

         PERMITTED ENCUMBRANCES- means with respect to any asset:

                  (a)      Liens securing the Obligations in favor of Lenders;

                  (b) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of oil and gas properties, and for the purposes of this Agreement, a minor defect in title shall include (i) those instances where record title to an oil and gas lease is in a predecessor in title to Borrower or any of its Subsidiaries, but where Borrower or any of its Subsidiaries, by reason of a farmout or other instrument is presently entitled to receive an assignment of its interest or other evidence of title and the appropriate Person is proceeding diligently to obtain the assignment, and (ii) easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways, and other easements and rights-of-way, on, over or in respect of any of the properties of Borrower (or its Subsidiaries, as applicable) that are customarily granted in the oil and gas industry; so long as, with respect to any of the minor defects in title, the same are minor defects which are customary and usual in the oil and gas industry and which are customarily accepted by a reasonably prudent operator dealing with its properties;

                  (c) Inchoate statutory or operators' liens which are not delinquent securing obligations for labor, services, materials, and supplies furnished to oil and gas properties;

                  (d) Mechanic's, materialmen's, warehouseman's, journeyman's and carrier's liens, and other similar liens arising by operation of law or statute or incident to the exploration, development, operation, and maintenance of oil and gas properties, each of which arises in the ordinary course of business and is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

                  (e) Production sales contracts, gas balancing agreements, and joint operating agreements entered into in the ordinary course of business and which do not involve any advance payments for production to be produced at a later date; PROVIDED THAT the amount of all gas imbalances known to any Authorized Officer of Borrower shall have been disclosed or otherwise taken into account in the Reserve Reports delivered to Lenders hereunder;

                  (f) Liens for Taxes or other assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action for which adequate reserves have been established;

                  (g) All rights to consent by, required notices to, filings with, or other actions by, Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein if Borrower (or its Subsidiaries, if applicable) is entitled to such consent, the same are customarily obtained subsequent to the sale or conveyance, and the appropriate Person is proceeding diligently to obtain the consent, notice or filing;

                  (h) The terms and provisions of any of the oil and gas leases pursuant to which Borrower (or its Subsidiaries, as applicable) derives its interests;

                  (i) Lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest, or reversionary working interest and which have been disclosed to Administrative Agent in writing; PROVIDED, HOWEVER, THAT Borrower shall not be required to disclose the lease burdens unless they are not customarily and usually found in the oil and gas industry or unless they obligate Borrower, or a Subsidiary, as applicable, in a fashion not customarily and usually found in the oil and gas industry;

                  (j) All applicable laws, rules, and orders of Governmental Authorities having jurisdiction of the affairs of Borrower or a Subsidiary; and

                 Amended and Restated Credit Agreement - Page 15

                  (k) Liens securing Debt incurred to finance the acquisition of the assets which are the subject of the Liens to the extent such Debt is permitted by SECTION 7.03(b)(2).

         PERMITTED INVESTMENTS- means with respect to Borrower and its
Subsidiaries: (a) Investments by Borrower in its Subsidiaries (excluding REFC) or by its Subsidiaries in other Subsidiaries (excluding REFC) or in Borrower;
(b) Investments in (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2)
 commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investor Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank which is a member of the Federal Reserve System and has combined capital and surplus and undivided profits of not less than $1,000,000,000; (4) Equity, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower or any Subsidiary; and (5) Oil and Gas Hedge Transactions permitted by SECTION 7.03(i); and (c) Investments in Equity of publicly traded companies, PROVIDED THAT the aggregate cost of all Investments which are outstanding pursuant to this clause
(c) at any time shall not exceed an amount equal to 10% of the Borrowing Base in effect at such time.

         PERSON- means an individual, corporation, partnership, association, business trust, joint stock company, trust, unincorporated association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         PLAN- means, at a particular time, any employee benefit pension plan which is subject to Title IV of ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at that time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         PLEDGE AGREEMENT- means a Pledge Agreement substantially in the form of EXHIBIT C attached hereto (with applicable conforming changes) to be executed by Borrower and each existing Subsidiary (excluding REFC) and any future Subsidiary of Borrower (to the extent any such Subsidiary owns any outstanding Equity of another Subsidiary of Borrower), pursuant to which Borrower or such Subsidiary shall pledge to Administrative Agent, for the ratable benefit of Lenders, all of the issued and outstanding Equity of any Subsidiary owned by such Person to secure the Obligations.

         PREFERRED STOCK- means Borrower's Series C Convertible Preferred Stock containing the rights and preferences set forth in, and issued pursuant to, the Preferred Stock Designation.

         PREFERRED STOCK DESIGNATION- means the Certificate of Designation of Rights and References of Series C Preferred Stock filed with the Secretary of State of Delaware on or about November 1, 1995, setting forth the rights and preferences of the Preferred Stock.

         PRESENT VALUE- means pre-tax value, discounted at 10%, of future net cash flows from estimated proved reserves, calculated holding prices and costs constant at amounts in effect on the date of the Reserve Report (unless such prices or costs are subject to change pursuant to contractual provisions) and otherwise in accordance with the Securities and Exchange Commission's rules for inclusion of oil and gas reserve information in financial statements filed with the Commission.

         PROHIBITED TRANSACTION- means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         PROPERTY DISPOSITION- has the meaning given that term in SECTION
7.03(c).

         REFC- means Range Energy Finance Corporation, a Delaware corporation.

         REFC GUARANTEE- means a Guarantee by Borrower of up to $50,000,000 in the aggregate of REFC's Debt or other obligations owed to REFC's lender effective only in the event of a failure of title to an interest (i) acquired by REFC from a third party to whom REFC has provided financing and (ii) considered by REFC's lender for purposes of determining REFC's borrowing base.

         REPLACEMENT LENDERS- has the meaning given that term in SECTION 10.10.

         REPORTABLE EVENT- means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19, or .20 of PBGC Reg.
'2615.

         REQUEST FOR DETERMINATION- means Borrower's or Required Lenders' request for a Special Determination of the Borrowing Base made pursuant to SECTIONS 4.03 or 4.04.

         REQUEST FOR LETTER OF CREDIT- has the meaning given that term in
SECTION 3.02.

         REQUIRED LENDERS- means, at any time, Lenders whose Commitment Percentages aggregate at least 75%.

                 Amended and Restated Credit Agreement - Page 17

         RESERVE REPORT- means an engineering analysis of Borrower's Oil and Gas Properties (or properties proposed to be acquired by Borrower or one or more of its Subsidiaries) in form and substance acceptable to Required Lenders prepared by independent petroleum engineers acceptable to Required Lenders in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69, which designates the owner of each asset that is the subject of the Reserve Report.

         RESTRICTED PAYMENT- means (a) any Distribution by Borrower or any Subsidiary of Borrower to any Person other than Borrower or another wholly-owned Subsidiary of Borrower, (b) any Distribution by Borrower or any subsidiary of Borrower to REFC, (c) the issuance of a Guarantee by Borrower or a Subsidiary of Borrower with respect to any Debt or other obligation of Borrower or any Subsidiary (excluding (i) any Guarantee by a Subsidiary with respect to any Debt or other obligation of Borrower or any Subsidiary of Borrower incurred in connection with the Subordinate Notes, or any renewal, amendment, refinancing, rearrangement, modification, or restatement thereof on terms and conditions similar in all material respects to the notes issued pursuant to such offering and (ii) the REFC Guarantee), and (d) the retirement, redemption, or prepayment prior to the scheduled maturity by Borrower or any Subsidiary of Borrower of its Subordinated Debt.

         ROLLOVER NOTICE- has the meaning given that term in SECTION 2.07.

         SECURITY DOCUMENTS- means the collective reference to the Guaranty Agreement(s), the Pledge Agreement(s), the Security Agreement(s), the Mortgages, and all other security documents hereafter delivered to Administrative Agent granting a Lien on any asset or assets of any Person to secure the Obligations and liabilities of Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any the obligations and liabilities.

         SENIOR DEBT- means, at any time outstanding, all Debt of Borrower and its Subsidiaries except Subordinated Debt.

         SPECIAL ACCOUNTS- means a Person's revenue distribution accounts and other accounts at a Lender which are not solely for the benefit of that Person; PROVIDED THAT accounts for the benefit of Borrower and one or more of its Subsidiaries or for one or more Subsidiaries shall not be a "Special Account" for purposes of this Agreement.

         SPECIAL DETERMINATION- means any determination of the Borrowing Base pursuant to SECTIONS 4.03 or 4.04.

         STERLING GAS PLANT- means the gas processing plant located in Sterling County, Texas, owned by Range Pipeline Systems, L.P., and all pipelines, gathering systems, and other similar assets owned by such Person, including related personal property and other fixed assets and all related servitudes, and similar real property interests owned by such Person.

         SUBORDINATE NOTES- means those certain 8.75% Senior Subordinate Notes due January 15, 2007, as the same are more particularly described in the Indenture.

         SUBORDINATED DEBT- means Debt incurred by Borrower, the repayment of which is subordinate (in a manner acceptable to Required Lenders, as evidenced by their written approval) to Borrower's repayment of the Obligations, including
(a) notes created upon the exchange of Borrower's convertible exchangeable Preferred Stock outstanding as of the Closing Date, (b) Debt under Borrower's 6% convertible subordinated debentures due 2007, and (c) Debt incurred by Borrower in accordance with the Subordinate Notes.

         SUBSIDIARY- means, for any Person, any corporation, partnership, limited liability company, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         SYNDICATION AGENT- means Chase Bank of Texas, N.A., in its capacity as Syndication Agent for Lenders.

         TAXES- means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "TAX" means any one of the foregoing.

         TERMINATED LENDER- has the meaning given that term in SECTION 10.10.

         TERMINATION DATE- means February 14, 2003.

         TOTAL COMMITMENT- means the Commitments of Lenders in an initial aggregate amount of $225,000,000, as that amount may be reduced from time to time pursuant to the terms of this Agreement.

         TOTAL DEBT- means, at any time outstanding, all Debt of Borrower and its Subsidiaries.

         UNUSED AVAILABILITY- means, at any time during the Commitment Period, the remainder of (i) the Borrowing Base at that time, minus (ii) the Outstanding Obligations.

                 Amended and Restated Credit Agreement - Page 19

         YEAR 2000 PROBLEM- has the meaning given that term in SECTION 7.01(v).

         1.02. OTHER DEFINITIONAL PROVISIONS. Other terms are defined within this agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All petroleum terms used herein have the meanings given them from time to time and at the time in question by the Society of Professional Engineers of the American Institute of Mining Engineers. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

ARTICLE 2 - AMOUNT AND TERMS OF COMMITMENTS.

         2.01. COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans (the "LOANS") to Borrower from time to time during the Commitment Period in an aggregate principal amount not to exceed at any one time outstanding the amount of that Lender's Commitment reduced by an amount equal to that Lender's Participating Interests in Letters of Credit then outstanding; PROVIDED THAT no Lender will make Loans if, after giving effect thereto, the Outstanding Obligations would exceed the lesser of
(i) the Total Commitment or (ii) the Borrowing Base then in effect. During the Commitment Period, Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing all in accordance with the terms and conditions hereof.

         (b) The Loans may be outstanding as ABR Loans or Eurodollar Loans or a combination thereof, as determined by Borrower and notified to Administrative Agent in accordance with SECTIONS 2.02 and 2.07; PROVIDED THAT no Loan shall be made as a Eurodollar Loan after the day that is one month before the Termination Date. Each type of Loan shall be made and maintained at each Lender's Lending Office for that type of Loan. The failure of any Lender to make any requested Loan to be made by it on the Borrowing Date specified for that Loan shall not relieve the other Lenders of their obligation (if any) to make Loans on that date, but no Lender shall be responsible for the failure of the other Lenders to make Loans to be made by the other Lender. Each Borrowing shall (i) be in a minimum principal amount of $1,000,000 or any larger integral multiple of $100,000 (except that any ABR Loan may be in the amount of the unused portion of the Total Commitment) and (ii) be made from each Lender ratably in accordance with its respective Commitment Percentage. Notwithstanding any provision of this Agreement or the Loan Documents to the contrary, on the Closing Date and continuously until repayment in full of all Loans or the termination of this Agreement, whichever occurs first, there shall be and remain outstanding Loans of not less than $1,000, the balance of which may not be prepaid.

         2.02. PROCEDURE FOR BORROWING. (a) To request a Borrowing hereunder, Borrower shall hand deliver or telecopy to Administrative Agent a Notice of Borrowing in the form of EXHIBIT D hereto (a "NOTICE OF BORROWING") prior to 1:00 p.m. (Dallas, Texas time) at least one Business Day before the requested Borrowing Date of each ABR Borrowing, and at least three Business Days before the Borrowing Date of each Eurodollar Borrowing. Each Notice of Borrowing shall specify (1) the Borrowing Date; (2) the aggregate amount of the Borrowing requested; (3) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing, and (4) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto. Administrative Agent shall promptly notify each Lender of Borrower's request, and not later than 12:00 noon (Dallas, Texas time), on the Borrowing Date, each Lender will make available to Administrative Agent at 1717 Main Street, 4th Floor Dallas, Texas 75201, in immediately available funds, that Lender's Commitment Percentage of the aggregate amount of such Borrowing. After Administrative Agent's receipt of these funds, not later than 2:00 p.m. (Dallas, Texas time) on the Borrowing Date and upon fulfillment of the applicable conditions set forth in Article 6, Administrative Agent will make the proceeds of such Borrowing available to Borrower in immediately available funds by crediting the amount thereof to Borrower's account with Administrative Agent.

                  (b) All notices given by Borrower under this SECTION 2.02 shall be irrevocable and shall be given not later than 1:00 p.m. (Dallas, Texas time) on a day which is not less than the number of Business Days specified above for the notice.

         2.03. NOTES. (a) All Loans made by each Lender shall be evidenced by, and repaid with interest in accordance with a single promissory note of Borrower (a "NOTE"), which shall be (i) in substantially the form of attached EXHIBIT A, duly completed; (ii) be dated the date hereof; (iii) be in a face amount equal to that Lender's Commitment; (iv) be payable to the order of that Lender for the account of its applicable Lending Office; and (v) bear interest in accordance with SECTION 2.04 hereof. Notwithstanding the principal amount of each Lender's Note as stated on the face thereof, the amount of principal actually owing on that Lender's Note at any given time shall be the aggregate of that Lender's Loans made to Borrower, less all payments of principal actually received by such Lender. The Loans shall mature on the Termination Date.


                 Amended and Restated Credit Agreement - Page 21

                  (b) Simultaneously with the execution of this Agreement, Administrative Agent shall deliver to each Lender the Note payable to that Lender referenced in SECTION 2.03(a). Each Lender may endorse (and prior to any transfer of its Note shall endorse) on the schedule attached to the Note held by that Lender appropriate notations to evidence the date and amount of each Loan made by it, the Interest Period applicable thereto, and the date and amount of each payment of principal of any Loan made by Borrower with respect thereto, PROVIDED THAT the failure by any Lender to so endorse its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under the Note together with interest thereon. Each Lender is hereby irrevocably authorized by Borrower to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as required.

         2.04. INTEREST RATES AND PAYMENT DATES. Borrower shall pay interest to Administrative Agent for the account of each Lender on the outstanding and unpaid principal amount of that Lender's Loans made under this Agreement at a rate per annum as follows:

                  (a) For each ABR Loan, at a rate equal to the sum of the Adjusted Base Rate in effect from day to day plus the Applicable Margin, PROVIDED THAT in no event will the rate charged hereunder or under any Note exceed the Maximum Lawful Rate. Interest which accrues on each ABR Loan shall be payable in arrears on the first day of January, April, July, and October of each year.

                  (b) For each Eurodollar Loan, for the Interest Period applicable thereto, at a rate equal to the sum of the Eurodollar Rate plus the Applicable Margin, PROVIDED THAT in no event will the rate charged hereunder or under any Note exceed the Maximum Lawful Rate. Interest which accrues on each Eurodollar Loan shall be payable in arrears on the expiration of each applicable Interest Period and, in the case of any Eurodollar Loan with an Interest Period of longer than three months, at the expiration of each three-month period during such Interest Period.

                  (c) Administrative Agent shall determine each interest rate applicable to the Loans in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (d) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Adjusted Base Rate or the Eurodollar Rate hereunder (the "CONTRACT RATE") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the affected Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of a Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at that time, to the extent permitted by law, Borrower shall pay to the holder of the Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

                  (e) Any change in the interest rate on a Loan resulting from a change in the Adjusted Base Rate or the Eurodollar Reserve Percentage shall be effective as of the opening of business on the Business Day on which the change becomes effective. Interest on the unpaid principal of (i) each Eurodollar Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days (except to the extent that such calculation would result in a usurious rate, in which case a year consisting of 365 or 366 days, as the case may be, shall be used), and (ii) each ABR Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 365 days or 366 days, as the case may be.

                  (f) Any overdue principal of and, to the extent permitted by law, overdue interest on any Loan (after giving effect to all grace periods) shall bear interest payable on demand, for each day until paid at a rate per annum equal to the lesser of (i) the sum of the Adjusted Base Rate plus 2% and
(ii) the Maximum Lawful Rate.

         2.05. NON-RECEIPT OF FUNDS BY ADMINISTRATIVE AGENT. (a) Unless Administrative Agent receives written notice from a Lender prior to the Borrowing Date applicable to a Borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of the Borrowing, available to Administrative Agent, Administrative Agent may assume that Lender will make the funds available to Administrative Agent on the Borrowing Date, and Administrative Agent may, but shall not be obligated to, in reliance upon that assumption, make available to Borrower on the Borrowing Date a corresponding amount. If such Lender has not made the funds available to Administrative Agent, by the required time on the applicable Borrowing Date, that Lender agrees to repay to Administrative Agent, immediately on demand, the corresponding amount together with interest thereon, for each day from the date the amount is made available to Borrower until the date the amount is repaid to Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Adjusted Base Rate. If such Lender shall repay to Administrative Agent the corresponding amount, the amount so repaid shall constitute such Lender's Loan for purposes of this Agreement. If such Lender does not pay the corresponding amount immediately upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay the corresponding amount to Administrative Agent with interest thereon, for each day from the date the amount is made available to Borrower until the date the amount is repaid to Administrative Agent, at the rate of interest applicable at the time to the proposed Loan.


                 Amended and Restated Credit Agreement - Page 23

                  (b) Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make the payment in full, Administrative Agent may assume that Borrower has made the payment in full to Administrative Agent on that date, and Administrative Agent in its sole discretion may, but is not be obligated to, in reliance upon this assumption, cause to be distributed to each Lender on that due date an amount equal to the amount then due that Lender. If and to the extent Borrower does not make the payment in full to Administrative Agent, each Lender shall repay to Administrative Agent immediately on demand the amount distributed to that Lender together with interest thereon, for each day from the date the amount is distributed to such Lender until the date the Lender repays the amount to Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Adjusted Base Rate.

         2.06. USE OF PROCEEDS. The proceeds of the Loans made on or after the Closing Date shall be used (a) to refinance indebtedness existing as of the Closing Date of Borrower or any Subsidiary of Borrower excluding REFC; (b) for payment of capital expenditures, drilling costs, and other expenses incurred by Borrower and its Subsidiaries excluding REFC in the further development, exploration, and production of Borrower's Oil and Gas Properties; (c) for Borrower and its Subsidiaries excluding REFC to purchase additional oil and gas properties; (d) for working capital and general corporate purposes, but only to the extent that the use of proceeds for these purposes would be permitted under the terms of this Agreement; (e) to fund reimbursement obligations with respect to Letters of Credit; (f) for Permitted Investments, but excluding Equity of publicly traded companies; and (g) for Restricted Payments permitted under this Agreement.

         2.07. CONVERSIONS AND RENEWALS. Borrower may elect from time to time to convert all or a part of one type of Loan into another type of Loan or to renew all or part of a Loan by giving Administrative Agent written notice thereof by 12:00 noon (Dallas, Texas time) at least one Business Day before the conversion into an ABR Loan and at least three Business Days before the conversion into or renewal of a Eurodollar Loan, specifying: (a) the renewal or conversion date;
(b) the amount of the Loan to be converted or renewed; and (c) in the case of conversions, the type of Loan to be converted into; and (d) in the case of renewals of or a conversion into Eurodollar Loans, the duration of the Interest Period applicable thereto; PROVIDED THAT (i) the minimum principal amount of all Eurodollar Loans outstanding and subject to the same Interest Period after a renewal or conversion shall be $1,000,000 or any larger integral multiple of $100,000; and (ii) Eurodollar Loans can be converted to ABR Loans only on the last day of the Interest Period applicable thereto. All notices given by Borrower under this SECTION 2.07 shall be irrevocable and shall be in the form of EXHIBIT E hereto (a "ROLLOVER NOTICE"). If Borrower fails to give Administrative Agent the notice as specified above for the renewal or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, that Eurodollar Loan shall automatically be converted into an ABR Loan on the last day of the Interest Period for the Loan.

         2.08. LIMITATION ON NUMBER OF EURODOLLAR LOANS. There may be no more than an aggregate of ten Interest Periods applicable to outstanding Eurodollar Loans in effect at any time, unless otherwise agreed by Lenders.

         2.09. PREPAYMENTS. (a) Borrower may, without premium or penalty, upon one Business Days' prior written notice to Administrative Agent, prepay the Notes, in whole or in part, with accrued interest to the date of the prepayment on the amount prepaid, PROVIDED THAT (i) each prepayment of less than the full outstanding principal balance of the Notes shall be in a minimum amount equal to $1,000,000 or any larger integral multiple of $100,000; and (ii) if Borrower prepays the principal of any Eurodollar Loan on any date other than the last day of the Interest Period applicable thereto, Borrower shall also pay to Lenders the amounts specified in SECTION 10.06. Upon receipt of any prepayments, Administrative Agent will promptly thereafter cause to be distributed the prepayment to each Lender for the account of its applicable Lending Office in the proportion that each Lender's Loan to which the prepayment applies bears to the total amount of all Lenders' Loans to which the prepayment applies.

                  (b) Borrower shall make a mandatory prepayment on the Loans
(i) simultaneously with any reduction in the Borrowing Base pursuant to SECTION
4.05 hereof in an amount sufficient to eliminate any Borrowing Base Deficiency resulting from such prepayment, and (ii) at each other time required by SECTION
4.06 hereof as a result of any Borrowing Base Deficiency.

                  (c) Any voluntary prepayment of a Eurodollar Loan hereunder shall be (i) made together with interest accrued (through the date of the prepayment) on the principal amount prepaid and (ii) applied first to accrued interest and then to principal.

         2.10. MANNER AND APPLICATION OF PAYMENTS. (a) All payments of principal of, and interest on, any Note shall be made by Borrower to Administrative Agent before 1:00 p.m. (Dallas, Texas time), in federal or other immediately available funds, at Administrative Agent's office at 1717 Main Street, 4th Floor, Dallas, Texas 75201, for the account of the applicable Lending Office of each Lender. Should the principal of, or any installment of the principal or interest on, any Note, or any commitment fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Whenever any payment to be made under this Agreement or under any Note shall be stated to be due on a day other than a Business Day, the payment shall be made on the next succeeding Business Day, and the extension of time shall be included in the computation of the payment of interest and the commitment fee, as the case may be, except, in the case of a Eurodollar Loan, if the result of the extension would be to extend the payment into another calendar month, the payment shall be made on the immediately preceding Business Day. All payments made

                 Amended and Restated Credit Agreement - Page 25 under the Loan Documents shall be credited, to the extent of the amount thereof, in the following manner: (i) first to fees, costs and expenses which Borrower has agreed to pay under the Loan Documents; (ii) second, against the amount of interest accrued and unpaid on the Notes as of the date of the payment; (iii) third, against all principal (if any) due and owing on the Notes as of the date of the payment; (iv) fourth, as a prepayment of outstanding ABR Loans under the Notes; (v) fifth, as a prepayment of outstanding Eurodollar Loans under the Notes; and (vi) sixth, as a prepayment of any remaining Obligation. Subject to the foregoing, Borrower shall select ABR Loans and Eurodollar Loans to be repaid in a manner designated to minimize the loss to each Lender, if any, resulting from the payments; PROVIDED, HOWEVER, THAT if Borrower fails to select the ABR Loans and Eurodollar Loans to which the payments are to be applied, or if an Event of Default has occurred and is continuing at the time of the payment, then each Lender shall be entitled to apply the payment to ABR Loans and Eurodollar Loans in the manner it shall deem appropriate.

                  (b) On the Business Day of receipt by Administrative Agent, if Administrative Agent's receipt occurs before 1:00 p.m. (Dallas, Texas time), Administrative Agent will promptly thereafter cause to be distributed, on the same Business Day, (1) the payments of principal and interest in like funds to each Lender for the account of its applicable Lending Office pro rata according to the respective outstanding principal amounts of the Loans to which the payment applies then held by Lenders and (2) other fees payable to any Lender to be applied in accordance with the terms of this Agreement. All payments received by Administrative Agent after 1:00 p.m. (Dallas, Texas time) will be distributed promptly by Administrative Agent, and in no event later than 2:00 p.m. (Dallas, Texas time) of the next succeeding Business Day. Borrower authorizes each Lender, if and to the extent payment is not made when due under this Agreement or under any Note, to charge from time to time against any account of Borrower with that Lender other than a Special Account any amount as due.

         2.11. VOLUNTARY REDUCTION OF COMMITMENT. Borrower may, by notice to Administrative Agent five Business Days prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $1,000,000 and in any amount which is an integral multiple of $100,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal prepayment on the Loans in an amount sufficient to cause the Outstanding Obligations to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the Letter of Credit Outstandings.

ARTICLE 3 - LETTERS OF CREDIT.

         3.01. LETTERS OF CREDIT. (a) Subject to the terms and conditions hereof, the Issuing Lender selected by Borrower, in reliance on the agreements of the other Lenders set forth in SECTION 3.04(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; PROVIDED THAT Issuing Lender shall not issue any Letter of Credit if, after giving effect to the issuance and after giving effect to any Borrowing requested to be made or Letters of Credit requested to be issued on that date, (i) the Letter of Credit Outstandings would exceed $20,000,000 or
(ii) the Outstanding Obligations would exceed the lesser of (x) the Total Commitment or (y) the Borrowing Base then in effect. Each Letter of Credit shall
(i) be issued to support obligations of Borrower or any of its Subsidiaries contingent or otherwise, which finance the working capital and business needs of Borrower and its Subsidiaries, and (ii) shall expire no later than the earlier of (x) one year after the date of issuance or (y) five Business Days prior to the Termination Date. Each Letter of Credit shall be denominated in dollars.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1995 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the laws of the State of Texas.

                  (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if the issuance would conflict with, or cause the Issuing Lender or any Participating Lender to exceed any limits imposed by, any applicable law.

         3.02. PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and Administrative Agent at their respective addresses for notices specified herein a Request for Letter of Credit in the form of EXHIBIT F hereto, together with a letter of credit application in the Issuing Lender's then customary form (a "LETTER OF CREDIT APPLICATION") completed to the satisfaction of the Issuing Lender, and the other certificates, documents, and other papers and information as may be customary and as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process the Letter of Credit Application and the certificates, documents, and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Lender of confirmation from Administrative Agent that issuance of the Letter of Credit will not contravene SECTION 3.01, the Issuing Lender shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all certificates, documents, and other papers and information relating thereto) by issuing the original of the Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and Borrower. The Issuing Lender


                 Amended and Restated Credit Agreement - Page 27 shall furnish a copy of the Letter of Credit to Borrower and Administrative Agent promptly following the issuance thereof, and, thereafter, Administrative Agent shall promptly furnish a copy thereof to Lenders.

         3.03. FEES, COMMISSIONS, AND OTHER CHARGES. (a) Borrower shall pay to Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, a letter of credit commission with respect to each Letter of Credit on the average daily aggregate amount available to be drawn under such Letter of Credit during the relevant period equal to the greater of (x) $500 or
(y) an amount calculated for the period from the date the Letter of Credit is issued to the date upon which the payment is due under this SECTION 3.03 (and, thereafter, from the date of prior payment under this SECTION 3.03 to the date upon which the payment is due under this section) at a rate per annum equal to the Applicable Margin in effect on the date such payment is due with respect to Eurodollar Loans MINUS .125%, based upon the actual number of days that such Letter of Credit is outstanding. Borrower also shall pay to Administrative Agent, for the account of the Issuing Lender, a letter of credit commission with respect to each Letter of Credit in an amount equal to .125% per annum of the stated amount of the Letter of Credit, based upon the actual number of days that such Letter of Credit is outstanding. The Letter of Credit commissions payable pursuant to the first sentence of this section shall be payable quarterly in arrears on the first day of each October, January, April, and July, commencing October 1, 1999, and on the Termination Date. The letter of credit commissions payable pursuant to the second sentence of this section shall be payable in arrears on the first day of each October, January, April, and July, commencing October 1, 1999, on the date such Letter of Credit is extended, and on the Termination Date.

                  (b) In addition to the foregoing fees and commissions, Borrower shall pay or reimburse the Issuing Lender for all normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending, or otherwise administering any Letter of Credit.

                  (c) Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the Participating Lenders all fees and commissions received by Administrative Agent for their respective accounts pursuant to this subsection.

         3.04. LETTER OF CREDIT PARTICIPATION. (a) Effective on the date of issuance of each Letter of Credit (including, without limitation, each Existing Letter of Credit which is deemed issued on the Closing Date), the Issuing Lender irrevocably agrees to grant and hereby grants to each Participating Lender, and each Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for the Participating Lender's own account and risk, an undivided interest equal to the Participating Lender's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each Participating Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by Borrower in accordance with the terms of this Agreement, the Participating Lender shall pay to Administrative Agent, for the account of the Issuing Lender, upon demand at Administrative Agent's address specified in SECTION 12.10, an amount equal to the Participating Lender's Commitment Percentage of the amount of the draft, or any part thereof, which is not so reimbursed. On the date that any assignee becomes a Lender party to this Agreement in accordance with SECTION 12.08, participating interests in any outstanding Letters of Credit held by the transferor Lender from which the assignee acquired its interest hereunder shall be proportionately reallotted between the assignee and the transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable, and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each payment shall be made without offset, abatement, withholding, or other reduction whatsoever.

                  (b) If any amount required to be paid by any Participating Lender to the Issuing Lender pursuant to SECTION 3.04(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date the payment is due, the Participating Lender also shall pay to Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of (i) that amount, times (ii) the daily average Federal Funds Rate during the period from and including the date the draft is paid to the date on which the payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapsed during that period and the denominator of which is 360. If any amount required to be paid by any Participating Lender pursuant to SECTION 3.04(a) is not in fact made available to Administrative Agent, for the account of the Issuing Lender, by the Participating Lender within three Business Days after the date the payment is due, the Issuing Lender shall be entitled to recover from the Participating Lender, on demand, the amount with interest thereon calculated from the due date at the Adjusted Base Rate A certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has paid a draft under any Letter of Credit and has received from any Participating Lender its PRO RATA share of the payment in accordance with SECTION 3.04(a), the Issuing Lender receives any reimbursement on account of the unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will pay to Administrative Agent, for the account of the Participating Lender, its PRO RATA share thereof; PROVIDED, HOWEVER, THAT in the event

                 Amended and Restated Credit Agreement - Page 29 that any the payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, the Participating Lender shall return to Administrative Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

         3.05. REIMBURSEMENT OBLIGATION OF BORROWER. If any draft is presented for payment under any Letter of Credit, the Issuing Lender shall notify Borrower and Administrative Agent of the date and the amount thereof. Borrower agrees to reimburse the Issuing Lender (whether with its own funds or with proceeds of Loans), within two Business Days after notice that the Issuing Lender paid a draft so presented under any Letter of Credit, for the amount of (i) the draft so paid and (ii) any taxes, fees, charges, or other costs or expenses incurred by the Issuing Lender in connection with the payment. Each payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by Borrower under this subsection from the date of payment of the applicable draft until payment in full thereof, (x) for the period commencing on the date of payment of the applicable draft to the date which is three days after notice of payment of the draft, at the Adjusted Base Rate at that time and (y) thereafter, at the Adjusted Base Rate at that time plus 2%.

         3.06. OBLIGATIONS ABSOLUTE. (a) Borrower's obligations under this
Article 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower or any other Person may have or have had against the Issuing Lender or any other Lender or any beneficiary of a Letter of Credit. Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and Borrower's obligations under SECTION 3.05 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon which on its face appears valid, even though the documents shall in fact prove to be invalid, fraudulent, or forged, or any dispute between or among Borrower and any beneficiary of any Letter of Credit or any other party to which the Letter of Credit may be transferred or any claims whatsoever of Borrower against any beneficiary of the Letter of Credit or any the transferee. The Issuing Lender shall not be liable for any error, omission, interruption, or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Texas, including, without limitation, Article V thereof, shall be binding on Borrower and shall not result in any liability of the Issuing Lender to Borrower.

                  (b) Without limiting the generality of the foregoing, it is expressly agreed that the absolute and unconditional nature of Borrower's obligations under this Article 3 to reimburse the Issuing Lender for each drawing under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the Issuing Lender. However, the foregoing shall not be construed to excuse the Issuing Lender from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

         3.07. LETTER OF CREDIT PAYMENTS. Without limitation of SECTION 3.06, the responsibility of the Issuing Lender to Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in the Letter of Credit, be limited to determining that the documents (including each draft) delivered under the Letter of Credit in connection with the presentment are in conformity with the Letter of Credit.

         3.08. LETTER OF CREDIT APPLICATIONS. To the extent that any provision of any Letter of Credit Application, including any reimbursement provisions contained therein, related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall prevail.

         3.09. CASH COLLATERALIZATION OF LETTERS OF CREDIT. Upon request of Administrative Agent after the occurrence and during the continuance of an Event of Default and at any time required to eliminate any Borrowing Base Deficiency pursuant to SECTION 4.06 hereof, Borrower shall deposit cash with Administrative Agent in an amount equal to the aggregate Letter of Credit Outstandings (or, in the event of a Borrowing Base Deficiency in the amount required pursuant to
SECTION 4.06). Such amount so deposited shall be held by Administrative Agent for the ratable benefit of all Lenders as security for the Letter of Credit Outstandings and other Obligations, and Borrower will, in connection therewith, deliver such security agreements in form and substance satisfactory to Administrative Agent which it may, in its discretion require. As drafts or demands are presented under any Letter of Credit, Administrative Agent shall disburse such cash to the applicable Issuing Lender to the extent necessary to satisfy Borrower's reimbursement obligations in connection therewith. To the extent drafts or other demands for payment are not made prior to the expiration date for any Letter of Credit, Administrative Agent agrees, if no Event of Default has occurred and is continuing, to remit to Borrower cash in the amount deposited under this SECTION 3.09 for which the contingent obligations evidenced by such Letter of Credit have ceased. When all Letters of Credit have expired or been canceled, and all Letter of Credit Obligations and other Obligations have been paid in full and all Commitments have been terminated (or any Borrowing Base Deficiency has been eliminated to the extent such cash collateralization is required as a result of Borrowing

                 Amended and Restated Credit Agreement - Page 31

Base Deficiency) Administrative Agent shall release any remaining cash deposited under this SECTION 3.09 to Borrower.

ARTICLE 4 - BORROWING BASE.

         4.01. DETERMINATION OF BORROWING BASE. (a) The term "BORROWING BASE" means the designated loan value of Borrower's Oil and Gas Properties as determined by Agents in their sole discretion and approved by Required Lenders in their sole discretion, in each case in accordance with their respective then-current practices, customary procedures and standards for their respective petroleum industry customers, and utilizing (i) the pertinent economic parameters customarily used by each Lender with respect to credits of a similar size and nature, and (ii) the information that the Lenders have available to them at the time of each determination, including, without limitation, assets, liabilities, cash flow and other financial information regarding Borrower and its Subsidiaries, the Collateral and the business, properties, prospects, management, and ownership of the Borrower and its Subsidiaries. The Borrowing Base in effect under this Agreement shall be redetermined at the times set forth in SECTION 4.02, 4.03, and 4.04 and in accordance with the procedures set forth in SECTION 4.01(b). Until the Commitments of all Banks have terminated, all Letters of Credit have expired or been canceled, and all Obligations have been paid in full, amounts outstanding under this Agreement shall be subject to the then effective Borrowing Base.

                  (b) Not later than ten Business Days prior to each Determination Date applicable to any redetermination of the Borrowing Base, (i) Agents shall agree among themselves with respect to the Borrowing Base which Agents recommend be effective commencing on such Determination Date, and (ii) Administrative Agent shall notify each Lender of the amount of such recommended Borrowing Base. If Required Lenders, or all Lenders in the event of a proposed increase in the Borrowing Base, fail to promptly approve such recommended Borrowing Base, Agents shall propose one or more alternative Borrowing Bases and shall consult with Lenders regarding the proposed Borrowing Base until such time as Required Lenders, or all Lenders in the event of a proposed increase in the Borrowing Base, approve a Borrowing Base proposed by Agents. Promptly upon approval by Required Lenders, or all Lenders in the event of a proposed increase in the Borrowing Base, of the Borrowing Base to become effective on a Determination Date, Administrative Agent shall provide written notice of the amount of such Borrowing Base to Borrower which shall become effective on the date specified in such notice (which shall be no sooner than the date such notice is sent). In the event Required Lenders, or all Lenders in the event of a proposed increase in the Borrowing Base, fail to approve a Borrowing Base to be effective on any applicable Determination Date, the Borrowing Base in effect prior to such Determination Date shall remain in effect until such time as Required Lenders, or all Lenders in the event of a proposed increase in the Borrowing Base, approve a new Borrowing Base (which will become effective immediately upon notice to Borrower from Administrative Agent setting forth the amount thereof).

         4.02. PERIODIC DETERMINATION. The Borrowing Base will be redetermined semiannually on April 1 and October 1, commencing April 1, 2000, or on such date promptly following each such date as may be required to redetermine the Borrowing Base in accordance with the procedures set forth in SECTION 4.01(b). Notwithstanding any provisions to the contrary in SECTION 4.01 above, the Borrowing Base resulting from the April 1, 2000, Determination shall not exceed $135,000,000 without the approval of all Lenders.

       4.03. SPECIAL REDETERMINATION REQUESTED BY BORROWER. In addition to Periodic Determinations required herein and Special Determinations requested by Required Lenders in accordance with SECTION 4.04, Borrower may request up to two Special Determinations of the Borrowing Base pursuant to this SECTION 4.03 in each calendar year; PROVIDED THAT one of such requests must be in connection with a request for an increase in the Borrowing Base to finance the acquisition by Borrower (or one of its Subsidiaries) of additional oil and gas properties ("ADDITIONAL PROPERTIES"). Together with any Request for Determination delivered by Borrower to Lenders under this SECTION 4.03, Borrower shall deliver to Lenders a Reserve Report prepared as of a date not more than 30 days prior to the date of such Request for Determination. At Borrower's option, such Reserve Report may only apply to (a) the Additional Properties which are the subject of such request, or (b) those existing properties which Borrower believes support an increase in the Borrowing Base as a result of the completion of a successful drilling and development program or other factors.

         4.04. SPECIAL DETERMINATIONS REQUESTED BY REQUIRED LENDERS. In addition to Periodic Determinations required herein and Special Determinations requested by Borrower in accordance with SECTION 4.03, Required Lenders may request (a) a Special Determination in connection with any issuance by Borrower or any of its Subsidiaries of Subordinated Debt or Preferred Stock, and (b) two Special Determinations in each calendar year in addition to each Special Determination allowed under SECTION 4.04(a); PROVIDED THAT one such Special Determination requested pursuant to this clause (b) shall be based on a determination by Required Lenders, in their sole discretion that either (i) there has been a material decrease in the Present Value of Borrower's Oil and Gas Properties, or
(ii) an event has occurred which has had, or which is reasonably expected to have, a Material Adverse Effect; and FURTHER PROVIDED THAT no Special Determination may be made pursuant to clause (b) before the April 1, 2000, Periodic Determination provided in SECTION 4.02 above unless such Special Determination is requested by all Lenders. In the event Required Lenders request a Special Determination pursuant to this SECTION 4.04, they may, at their option, suspend the next Periodic Determination.

         4.05. INITIAL BORROWING BASE. Subject to the rights of Borrower to request an earlier Special Determination pursuant to SECTION 4.03 above, the rights of Lenders to request an earlier Special Determination pursuant to
SECTION 4.04 above, and the rights of

                 Amended and Restated Credit Agreement - Page 33

Lenders to reduce the Borrowing Base as provided in SECTION 7.03(C) below, the Borrowing Base in effect under this Agreement for the period from the Closing Date through April 1, 2000, shall be the Initial Borrowing Base.

         4.06. OVER ADVANCE. (a) In the event any Borrowing Base Deficiency results from any redetermination of the Borrowing Base pursuant to SECTION 4.02, 4.03, or 4.04 hereof, Borrower shall be required to eliminate such deficiency by making mandatory prepayments on the outstanding principal balance of the Loans in an amount equal to the amount of such deficiency, one half of which shall be paid on or before the 90th day following the effective date of the redetermination resulting in such Borrowing Base Deficiency, and the remaining balance of which shall be paid in full on or before the 180th day following the effective date of such redetermination.

                  (b) In the event any Borrowing Base Deficiency results from any reduction in the Borrowing Base pursuant to SECTION 4.05, Borrower shall be required to eliminate such deficiency by making a mandatory prepayment on the outstanding principal balance of the Loans in an amount equal to the amount of such deficiency, which prepayment shall be due and payable simultaneously with such reduction in the Borrowing Base.

                  (c) In the event any Borrowing Base Deficiency cannot be eliminated pursuant to this SECTION 4.06 by prepayment of the Loans in full (as a result of Letter of Credit Outstandings) on or before each date on which a prepayment of the Loans is required by this SECTION 4.06, Borrower shall also deposit cash with Administrative Agent to be held by Administrative Agent pursuant to SECTION 3.09 in an amount sufficient to eliminate such Borrowing Base Deficiency (or the required portion of such Borrowing Base Deficiency in the case of the payment due 90 days after the determination that a Borrowing Base Deficiency exists pursuant to SECTION 4.06(a)).

ARTICLE 5 - COLLATERAL.

         5.01. SECURITY. (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering (i) Borrower's Oil and Gas Properties selected by Administrative Agent which in the aggregate comprise at least 80% of the total Present Value assigned by Administrative Agent to Borrower's Oil and Gas Properties, (ii) the Sterling Gas Plant, (iii) 100% of the issued and outstanding Equity of each existing and future Subsidiary of Borrower (exclusive of REFC), and (iv) 50% of the issued and outstanding Equity of GLEP.

                  (b) On each occasion on which Borrower and its Subsidiaries may be required to grant Liens on any asset, upon submission to Borrower by Administrative Agent, Borrower and its Subsidiaries shall promptly execute and deliver to Administrative Agent, for the ratable benefit of each Lender, Security Documents in form and substance acceptable to Administrative Agent granting first and prior Liens (subject only to Permitted Encumbrances) on the designated properties. Borrower acknowledges that all Mortgages now or hereafter executed by Borrower or its Subsidiaries will be recorded promptly and all other action necessary to perfect the liens and security interests evidenced by the Mortgages will be taken. Borrower represents and warrants to Lenders that all Mortgages (i) are or will be duly authorized, executed, and delivered by the Person executing them, (ii) constitute the valid, binding, and enforceable obligations of each Person that executed the Mortgages in accordance with their terms, and (iii) operate to create in favor of Administrative Agent, for the ratable benefit of Lenders, first priority liens in the interests covered thereby.

                  (c) On the date of the creation or acquisition by Borrower of any Subsidiary, or on the date of creation or acquisition by any Subsidiary of Borrower of any Subsidiary, Borrower or such Subsidiary of Borrower (as applicable) shall execute and deliver to Administrative Agent a Pledge Agreement together with (i) all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity of any such Subsidiary of every class which shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (ii) such UCC-1 financing statements as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by SECTION 5.1(a)(iii) in the issued and outstanding Equity of each such Subsidiary.

         5.02. GUARANTIES. Payment and performance of the Obligations will be fully guaranteed by each existing or hereafter created or acquired Subsidiary of Borrower (other than REFC) pursuant to a Guaranty Agreement. On the date of creation or acquisition by Borrower or a Subsidiary of Borrower of any Subsidiary, Borrower shall cause such Subsidiary to execute and deliver to Administrative Agent a Guaranty Agreement.

         5.03. LEGAL OPINIONS; CORPORATE MATTERS. Administrative Agent will be permitted, at Borrower's expense, to obtain opinions of counsel in each jurisdiction in which oil and gas properties of Borrower or its Subsidiaries are located, with respect to the validity, enforceability, and actions necessary to perfect the liens and security interests created by the Mortgages covering the oil and gas properties and as to the other matters as Administrative Agent shall deem necessary with respect to the Mortgages. Furthermore, simultaneously with the execution and delivery of any Mortgages required by SECTION 5.01, Borrower shall also deliver to Administrative Agent (i) such resolutions, certificates, and documents as Required Lenders shall request relating to the existence of Borrower and its Subsidiaries, the corporate, partnership, limited liability company, or other authority for the execution, delivery, and performance of the Mortgages and all

                 Amended and Restated Credit Agreement - Page 35 other matters relevant thereto as Required Lenders may reasonably request, and
(ii) at Required Lenders' request, an opinion of counsel satisfactory to them with respect to the matters referred to in clause (i) immediately preceding.

         5.04. ADDITIONAL TITLE DATA. (a) Borrower shall, upon the request of Required Lenders, make available to Administrative Agent at Borrower's Fort Worth, Texas, and Oklahoma City, Oklahoma, offices, all title opinions, title information, and other information in its possession, control, or direction with respect to title to the Mortgaged Properties and relative priority of the Mortgages as are appropriate to determine the status thereof.

                  (b) At any time Borrower or its Subsidiaries are required to mortgage any oil and gas properties and related assets pursuant to SECTION 5.01, Borrower shall deliver to Administrative Agent title opinions or other title information acceptable to Administrative Agent covering Borrower's Oil and Gas Properties which are, or are to become, Mortgaged Properties and other information regarding title to such properties and the relative priority of the Liens in favor of Administrative Agent as Administrative Agent shall reasonably request, all in form and substance and from attorneys acceptable to Administrative Agent.

         5.05. BENEFITS OF COLLATERAL. Administrative Agent shall hold the Collateral required to be pledged and deposited by the Loan Parties to Administrative Agent, along with all payments and proceeds arising therefrom, for the ratable benefit of Lenders as security for the payment of all Obligations. Upon payment in full of all Obligations and termination of all Commitments, Administrative Agent shall release, if not sooner released pursuant to SECTION 5.01(d), all of the Collateral remaining in its possession to Borrower and shall notify each Lender of the release. Except as otherwise expressly provided for in this Article 5, Administrative Agent, in its own name or in the name of Borrower, may enforce any of the Collateral or the security therefor by any mode provided under the Loan Documents or by the law of the state in which the Collateral or in which any real property subject to any of the Collateral is located, and may collect and receive proceeds receivable on account of ownership of the Collateral.

         5.06. STATUS OF COLLATERAL IN EVENT OF DEFAULT. Notwithstanding the terms of any Mortgage or other security instrument securing repayment of the Obligations by which Borrower assigns to Administrative Agent for the ratable benefit of Lenders the proceeds from the sale of production accruing to the Mortgaged Properties, so long as no Default or Event of Default has occurred that is continuing, Borrower shall be permitted to continue to receive from the purchasers of production all proceeds from the sale of production, and Administrative Agent shall not request that such proceeds be paid to Administrative Agent. Upon the occurrence and continuation of any Event of Default, Administrative Agent, at the request of Required Lenders, may direct the Persons purchasing the production from Borrower's Oil and Gas Properties to pay the proceeds of sale directly to Administrative Agent.

ARTICLE 6 - CONDITIONS PRECEDENT.

         6.01. CONDITIONS PRECEDENT TO RESTATEMENT OF EXISTING CREDIT AGREEMENT AND INITIAL EXTENSION OF CREDIT HEREUNDER. The agreement of each Lender to (i) enter into and perform its obligations under the Closing Assignment, (ii) restate the Existing Credit Agreement, and (iii) make the initial Loan requested to be made by it, and of the Issuing Lender to issue the initial Letter of Credit to be issued by it, is subject to the satisfaction, prior to or concurrently therewith of the following conditions precedent:

                  (a) CLOSING DELIVERIES. Administrative Agent shall have received the following documents, instruments, agreements, and other information, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and Required Lenders and each of which shall, unless otherwise indicated, be dated the Closing Date:

                           (i)      this Agreement;

                           (ii)     a Note payable to the order of each Lender
in the amount of such Lender's Commitment, duly executed by Borrower;

                           (iii)    a Mortgage duly executed by the appropriate
Person covering the Sterling Gas Plant, accompanied by such financing statements requested by Administrative Agent to perfect the Lien granted by the Mortgage;

                           (iv)     Existing Mortgage Amendments duly executed
by the appropriate Person;

                           (v)      a  Guaranty Agreement duly executed by each
of Borrower's Subsidiaries (excluding REFC);

                           (vi)     a Pledge Agreement duly executed by
Borrower and its Subsidiaries, as appropriate, together with (A) certificates evidencing (1) 100% of the issued and outstanding Equity of Borrower's Subsidiaries and (2) 50% of the issued and outstanding Equity of GLEP (all certificates delivered pursuant to this provision shall be duly endorsed or accompanied by duly executed blank stock powers), and (B) accompanied by such financing statements executed by Borrower as Administrative Agent shall request to perfect the Liens granted pursuant to the Pledge Agreement;

                           (vii)   an opinion of Vinson & Elkins  L.L.P.,
special counsel for Borrower and its Subsidiaries, favorably opining as to the enforceability of each of the

                 Amended and Restated Credit Agreement - Page 37

Loan Documents executed and delivered by Borrower and its Subsidiaries and to such other matters as Administrative Agent or Required Lenders may reasonably request;

                           (viii)   certificates executed by an Authorized
Officer of Borrower stating that (A) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all respects, (B) no Default or Event of Default has occurred which is continuing, and (C) all conditions set forth in this SECTION 6.01 and in
SECTION 6.02 have been satisfied;

                           (ix)     such  resolutions,  certificates and other
documents relating to the existence of the Loan Parties, the corporate, partnership, or limited liability company authority for the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents, and certain other matters relevant hereto, in form and substance satisfactory to Administrative Agent, which resolutions, certificates and documents include resolutions of the directors of each Loan Party authorizing the execution, delivery, and performance of the Loan Documents and certificates of incumbency for each Loan Party;

                           (x)     all  documents  required  by  Administrative
Agent to evidence that the GLEP Transaction has closed, which must occur on or before September 30, 1999;

                           (xi)    Agents have  completed a review of the
policies and procedures of Borrower and its Subsidiaries with respect to compliance with Environmental Laws, and Agents are reasonably satisfied with the results of that review;

                           (xii)   title  information  with respect to
Borrower's Oil and Gas Properties and the Sterling Gas Plant sufficient to enable Agents or their counsel to review title to that part of the Properties deemed necessary by Agents, and Agents are reasonably satisfied with the results of that review; and

                           (xiii)   an  unaudited  pro  forma  consolidated
balance sheet of Borrower and its Consolidated Subsidiaries which projects the financial condition of Borrower and its Consolidated Subsidiaries as at the Closing Date after giving effect to the initial extensions of credit under this Agreement and which enables Agents to verify that Borrower will have adequate liquidity on and after the Closing Date, in the sole judgment of Agents.

                  (b) NO MATERIAL ADVERSE CHANGE. No event has occurred that would have a Material Adverse Effect.

                  (c) NO LEGAL PROHIBITION. The transactions contemplated by this Agreement and the agreements pertinent to the GLEP Transaction shall be permitted by applicable law and regulation and shall not subject Agents, any Lender, Borrower, or any

Subsidiary to any material adverse change in their assets, liabilities, financial condition, or prospects.

                  (d) NO LITIGATION. No litigation, arbitration, or similar proceeding shall be pending which calls into question the validity or enforceability of this Agreement, the other Loan Documents, or the agreements pertinent to the GLEP Transaction.

                  (e) OTHER MATTERS. All matters related to this Agreement, the other Loan Documents, Borrower, its Subsidiaries, and the GLEP Transaction shall be acceptable to Administrative Agent and each Lender in their discretion, and Borrower shall have delivered to Administrative Agent and each Lender such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Documents, Borrower, its Subsidiaries, and the GLEP Transaction as Administrative Agent or any Lender shall request.

                  (f) CLOSING FEES. Borrower shall have paid (or made arrangements for payment from initial Loan proceeds) to Agents and Lenders any fees payable to those parties.
         6.02. CONDITIONS TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of each Lender to loan its Commitment Percentage of each Borrowing and the obligation of the Issuing Lender to issue Letters of Credit on the date any Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:

                  (a) timely receipt by Administrative Agent of a Notice of Borrowing or Request for Letter of Credit;

                  (b) immediately before and after giving effect to such Borrowing or issuance of the Letter of Credit, no Default or Event of Default shall have occurred and be continuing and neither the Loan nor the issuance of the Letter of Credit shall cause a Default or Event of Default;

                  (c) the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the applicable Borrowing or the date of the issuance of the Letter of Credit;

                  (d) the funding of the Borrowing or the issuance of the Letter of Credit and all other Borrowings to be made and/or Letters of Credit to be issued on the same day under this Agreement, shall not cause a Borrowing Base Deficiency;

                  (e) following the issuance of any Letter of Credit, the aggregate Letter of Credit Outstandings shall not exceed $20,000,000.

                 Amended and Restated Credit Agreement - Page 39

         Each Borrowing and the issuance of each Letter of Credit hereunder shall constitute a representation and warranty by Borrower that on the date of the Borrowing or issuance of the Letter of Credit that statements contained in subclauses (b), (c), (d), and (e) above are true.

ARTICLE 7 - REPRESENTATIONS, WARRANTIES, AND COVENANTS.

         7.01. WARRANTIES. To induce Lenders to enter into this Agreement and to lend to Borrower and for each Lender's reliance in so doing, Borrower warrants to each Lender that each of the following statements is true and correct on the date hereof and will be true and correct on the Closing Date both before and after giving effect to the GLEP Transaction, and will be true and correct on the date of each Borrowing and the date of issuance of each Letter of Credit:

                  (a) FINANCIAL CONDITION. (1) The consolidated balance sheet of Borrower and its Consolidated Subsidiaries at December 31, 1998, and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity for the fiscal year ended on that date, which have been furnished to each Lender, present fairly in all material respects the consolidated financial condition of Borrower and its Consolidated Subsidiaries as at that date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                           (2)  The consolidated  balance sheet of Borrower
and its Consolidated Subsidiaries at June 30,1999, and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity for the two fiscal quarters ended on that date, which have been furnished to each Lender, present fairly in all material respects the consolidated financial condition of Borrower and its Consolidated Subsidiaries as at that date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                          (3)   The  unaudited  pro  forma  consolidated
balance sheet of Borrower and its Consolidated Subsidiaries, as at June 30, 1999, certified by an Authorized Officer, copies of which have been furnished to each Lender, represents in all material respects the pro forma consolidated financial condition of each of Borrower and its Consolidated Subsidiaries as at that date after giving effect to the initial extensions of credit under this Agreement; PROVIDED THAT the financial information which constitute projections, copies of which have been furnished to each Lender prior to the Closing Date, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by Borrower to be reasonable in all material respects at the time made and which Borrower believes are reasonable in all material respects on the date hereof.

                           (4)  The consolidated balance sheet and other
financial statements, referred to in SECTIONS 7.01(a)(1) and (2), including the related schedules and notes thereto, were prepared in accordance with GAAP applied consistently throughout the period involved. Neither Borrower nor any of its Consolidated Subsidiaries had, at the date of the balance sheet, any material obligation, contingent liability, or liability for Taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the statement or in the notes thereto to the extent required by GAAP. During the period from January 1, 1999, to and including the date of this Agreement there has been no sale, transfer, or other disposition by Borrower or any of its Consolidated Subsidiaries of any material part of its business or property other than the GLEP Transaction and no purchase or other acquisition of any business or property (including any Equity of any other Person) material in relation to the consolidated financial condition of Borrower and its Consolidated Subsidiaries at December 31, 1998.

                  (b) NO CHANGE. Since December 31, 1998, there has been no development, circumstance, or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  (c) CORPORATE EXISTENCE. Borrower and each of its Subsidiaries is duly organized and validly existing under the laws of its state of incorporation, organization, or formation, and is in good standing in that state and all other states in which it has material assets or operations.

                  (d) CORPORATE POWER. Borrower and each of its Subsidiaries has and will continue to have full power and authority to execute and deliver to Lenders this Agreement and the Loan Documents, and to perform all of its obligations under this Agreement and the Loan Documents; all of those actions have been duly authorized and are not and will not be in conflict with any provision of law or the terms of its articles of incorporation, articles of organization, joint venture agreement, partnership agreement, or any other agreement or undertaking to which it is a party or by which it is bound.

                  (e) INFORMATION. No written information, exhibit, schedule or report prepared by or on behalf of Borrower and furnished to any Agent or any Lender by or at the direction of Borrower or any of its Subsidiaries in connection with this Agreement or the transactions contemplated herein contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Lenders in that connection, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading; PROVIDED THAT the financial information which constitute projections, copies of which have been furnished to each Lender prior to the Closing Date, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by Borrower to be reasonable in all material respects at the time made and which Borrower believes are reasonable in all material respects on the date hereof.

                 Amended and Restated Credit Agreement - Page 41

                  (f) AUTHORIZATIONS. Borrower and each of its Subsidiaries has obtained all authorizations, licenses, permits, consents, approvals, and undertakings which are required under any applicable law in connection with the execution and delivery of and the performance of its Obligations under or in connection with this Agreement and the other Loan Documents.

                  (g) ENFORCEABLE OBLIGATIONS. This Agreement has been, and each other Loan Document to which any Loan Party is a party will be, duly executed and delivered on behalf of the Loan Party. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute, a legal, valid, and binding obligation of the Loan Party enforceable against the Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing.

                  (h) NO LEGAL BAR. The execution, delivery, and performance of the Loan Documents, the granting of the Liens under the Security Documents, and the Borrowings hereunder and the use of the proceeds thereof will not violate any applicable requirement of law or material contractual Obligation of Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective material properties or revenues except pursuant to the Loan Documents.

                  (i) COMPLIANCE. Borrower and each of its Subsidiaries is in compliance with all statutes, ordinances, and regulations of each Governmental Authority having jurisdiction over its activities to the extent a failure to be in compliance could reasonably be expected to have a Material Adverse Effect.

                  (j) DEBTS OF OTHERS. Neither Borrower nor any of its Subsidiaries is a guarantor or surety or otherwise responsible in any material manner with respect to any Debt or undertaking of a Person other than a Subsidiary of Borrower.

                  (k) NO MATERIAL LITIGATION. No litigation is pending which affects the execution and delivery of this Agreement or any other Loan Document or the ability of any Loan Party to perform under them, and no litigation is pending which could have a Material Adverse Effect.

                  (l) SUBSIDIARIES. Borrower has no Subsidiaries other than those listed on attached SCHEDULE 3.

                  (m) ERISA. Borrower and each Subsidiary of Borrower is in compliance in all material respects with all applicable provisions of ERISA; neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to the benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

                  (n) ENVIRONMENTAL MATTERS. To the extent any of the following would have a Material Adverse Effect on Borrower or its Subsidiaries:

                           (i)       Neither  Borrower nor any of its
Subsidiaries has failed to duly comply with, or failed to cause their businesses, operations, assets, equipment, property, leaseholds, or other facilities to be in compliance with, the provisions of any applicable Environmental Law.

                           (ii)     Neither  Borrower nor any of its
Subsidiaries has received notice of, nor knows of, or suspects facts which might constitute violations of any applicable Environmental Law with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities.

                           (iii)   Except in accordance with a valid
governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage, or disposal system servicing the premises of any toxic or hazardous substances or wastes ("WASTE") at or from the premises ("RELEASE"); and accordingly the premises of Borrower and any Subsidiary are free of all waste.

                           (iv)   There has been no complaint,  order,
directive, claim, citation, or notice by any Governmental Authority or any person or entity with respect to (1) air emissions; (2) release; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of waste ("TREATMENT"); or (6) other environmental, health, or safety matters affecting Borrower or any Subsidiary of Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities.

                  (o) TITLES. Each of Borrower and its Subsidiaries has good and defensible title to all material assets purported to be owned by it subject only to Permitted Encumbrances. Without limiting the foregoing, with the exception of oil and gas properties which are clearly identified as being owned by Persons other than the Loan

                 Amended and Restated Credit Agreement - Page 43

Parties, the Loan Parties have good and defensible title to all material oil and gas properties which are the subject of the most recent Reserve Report provided to Lenders (or, until superseded, the oil and gas properties which are the subject of the Initial Reserve Report), and the Mortgages establish first and prior Liens on the properties and interests intended to be covered thereby subject only to Permitted Encumbrances.

                  (p) RESERVE REPORTS. The Initial Reserve Report accurately reflects, and all Reserve Reports hereafter delivered pursuant to this Agreement will reflect, in all material respects, the ownership interests of Borrower and its Subsidiaries in the oil and gas properties referred to therein (including all material before and after payout calculations).

                  (q) INTELLECTUAL PROPERTY. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know how, and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, except claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by a Loan Party does not infringe on the rights of any Person, except for claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (r) NO BURDENSOME RESTRICTIONS. No applicable requirement of law or contractual obligation of any Loan Party could reasonably be expected to have a Material Adverse Effect.

                  (s) TAXES. Each Loan Party has filed all material tax returns which to the knowledge of the Loan Party are required to be filed by it and has paid or caused to be paid all material assessments, fees, and other governmental charges levied upon it or upon any of its property or income which are due and payable, except such taxes, assessments, fees, and other governmental charges, if any, as are being diligently contested in good faith and by appropriate proceedings and with respect to which there have been established adequate reserves on the books of the Loan Party in accordance with GAAP. No tax lien has been filed with respect to any material taxes or material assessments, fees, or other governmental charges.

                  (t) FEDERAL REGULATIONS. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or Administrative Agent, Borrower will furnish Administrative

Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in Regulation G or Regulation U, as the case may be.

                  (u) INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness under this Agreement or the other Loan Documents.

                  (v) YEAR 2000 PROBLEM. Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving dates after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem is not reasonably expected to result in a Material Adverse Effect.

         7.02. AFFIRMATIVE COVENANTS. Borrower hereby agrees that, so long as the Total Commitment remains in effect, any Loan, Note, or Letter of Credit remains outstanding and unpaid, or any amount is owing to any Lender or any Agent under this Agreement or any other Loan Document, Borrower shall, and except in the case of delivery of financial information, reports and policies, cause each of its Subsidiaries to:

                  (a) CORPORATE EXISTENCE. Maintain its existence in good standing with full legal capacity to perform all of its obligations under this Agreement and all documents called for by this Agreement and not permit its dissolution, liquidation, or other termination of existence or forfeiture of right to do business.

                  (b) MAINTENANCE OF BOOKS AND RECORDS. At all times keep business records in conformity with GAAP, those records to be kept at Borrower's administrative office, which at present is located at 125 State Route 43, Hartville, Ohio 44632.

                  (c)      FINANCIAL INFORMATION.  Furnish to Lenders:

                           (1)      Within 90 days after the end of Borrower's
fiscal year (which ends on December 31), a copy of its annual audited consolidated financial statement including at least a balance sheet as of the close of the year, a statement of operations, a statement of changes in shareholders' equity, and a statement of cash flow, prepared in conformity with GAAP by Arthur Andersen L.L.P. or another independent firm of certified public accountants acceptable to Lenders, together with a certificate from an

                Amended and Restated Credit Agreement - Page 45

Authorized Officer of Borrower that no Default or Event of Default has occurred or exists;

                           (2)      Within 45 days after the end of each of the
first three calendar quarters, a copy of Borrower's unaudited consolidated quarterly report, prepared in conformity with GAAP, consisting of at least a balance sheet as of the close of that quarter, a statement of operations, a statement of changes in shareholders' equity, and a statement of cash flows for the period from the beginning of the fiscal year to the close of that quarter, certified to be accurate by an Authorized Officer of Borrower, and accompanied by a certificate of the signing officer that no Default or Event of Default has occurred or exists;

                           (3)      Simultaneously  with the delivery of the
financial statements referred to in SECTIONS 7.02(c)(1) and (2), a compliance certificate in the form of EXHIBIT G hereto signed by an Authorized Officer of Borrower (i) certifying that it is in compliance with the provisions of SECTION 7.04, (ii) setting forth in reasonable detail the calculations required to establish that Borrower was in compliance with the provisions of SECTION 7.04 as of the end of each quarter, and (iii) certifying that no Default or Event of Default has occurred and is continuing and that all representations and warranties of Borrower are true and correct.

                           (4)   No later than each March 1 and  September
1 during the Commitment Period, a Reserve Report as of the preceding December 31 and June 30, respectively, covering all of the oil and gas properties of Borrower and its Subsidiaries that in the opinion of Required Lenders have material value;

                           (5)   No later than March 1 and  September  1, (i)
complete revenue, expense, and production information for the aggregate of the oil and gas properties of Borrower and its Subsidiaries for the most recent twelve-month period preceding the Determination Date; (ii) detailed revenue, expense, and production information for the same time period, for each area of operation, for oil and gas wells of Borrower and its Subsidiaries; (iii) an oil and gas operating statement prepared on a basis acceptable to Lenders reflecting at a minimum, for the pertinent period, net production volume, prices received, severance taxes, and capital and operating expenses, including a calculation of net operating income; and (iv) a summary of the Hedge Transactions to which Borrower or any Subsidiary is a party on such date;

                           (6)    Promptly  upon filing  thereof with the
Securities and Exchange Commission, copies of the following securities information for Borrower: (i) all final registration statements and post effective amendments thereto; (ii) all annual, quarterly, and special reports filed; and (iii) any item submitted for a vote of Borrower's shareholders;

                           (7)  No later than 10 days before the date that
Borrower issues Preferred Stock or incurs Subordinated Debt (to the extent permitted hereunder), written notice setting out all details deemed material by Lenders concerning either event; and

                           (8)  As Required Lenders may from time to time
reasonably require by written notice to Borrower, other reasonable oil or gas well information, other financial information and other information concerning the business affairs of Borrower and its Subsidiaries in addition to those specifically required by this Agreement.

                  (d) RIGHT TO INSPECT. Permit any Person designated by any Lender to visit and inspect at reasonable places and times during normal business hours any of the properties, books, and records of Borrower and any Subsidiary as often as any Lender may reasonably request.

                  (e) PAYMENT OF OTHER OBLIGATIONS. Pay when due all Taxes, assessments, and other liabilities, except and so long as contested in good faith in a manner acceptable to Lenders and adequate reserves are being maintained.

                  (f) PERFORMANCE. Promptly and fully perform all of its obligations under this Agreement and all other Loan Documents (whether now existing or entered into hereafter).

                  (g) INSURANCE. Maintain casualty insurance on all material property and improvements and maintain liability insurance to such extent and against such hazards and liabilities as like properties are customarily insured within the oil and gas industry by Persons similarly situated to Borrower (each policy of insurance must be with responsible insurers and must name Administrative Agent as loss payee and as an additional insured party), and deliver to Administrative Agent certificates of insurance coverage as and when reasonably requested by Administrative Agent.

                  (h) DEPOSITORY ACCOUNTS. Maintain its primary depository accounts at one or more of Lenders (Borrower acknowledges that this requirement is a legitimate and reasonable measure to preserve and protect Lenders' first priority Liens in all property intended as Security for the Obligations under the Loan Documents).

                  (i) NOTICE OF DEFAULT AND LITIGATION. Give Lenders prompt notice in writing of the occurrence or existence of a Default, an Event of Default, any litigation or proceeding or other event affecting Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

                  (j) FURTHER ASSURANCES. Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Documents and this Agreement. Borrower at its expense will and

                Amended and Restated Credit Agreement - Page 47 will cause each Subsidiary to promptly execute and deliver to Administrative Agent upon request all such other documents, agreements, and instruments to comply with or accomplish the covenants and agreements of Borrower or any Subsidiary, as the case may be, in the Security Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect, or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

                  (k) MAINTENANCE AND OPERATION OF PROPERTY. To the extent that the failure to comply could have a Material Adverse Effect on the financial condition or operations of Borrower or its Subsidiaries and consistent with the standards of a reasonably prudent operator:

                           (1)      Maintain,  develop, and operate Borrower's
Oil and Gas Properties in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to the properties so long as the oil and gas leases are capable of producing hydrocarbons and accompanying elements in paying quantities;

                           (2)      Comply in all material  respects with all
contracts and agreements applicable to or relating to Borrower's Oil and Gas Properties or the production and sale of hydrocarbons and accompanying elements therefrom;

                           (3)      At all times,  maintain,  preserve,  and
keep all operating equipment used with respect to Borrower's Oil and Gas Properties in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of the operating equipment shall at all times be properly preserved and maintained, PROVIDED THAT no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower or its Subsidiary shall in good faith determine that the action is not necessary or desirable for its continued efficient and profitable operation of business.

                           (4)      With  respect  to  Borrower's  Oil and Gas
Properties which are operated by operators other than Borrower or a Subsidiary, seek to enforce the operators' contractual obligations to maintain, develop, and operate the oil and gas properties subject to the applicable operating agreements.

                  (l) ERISA. As soon as possible, and in any event within 30 days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any Commonly Controlled Entity, and promptly but in any event within two Business Days of receipt by Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to Borrower or any Commonly Controlled Entity, Borrower shall deliver to each Lender a certificate of the chief financial officer of Borrower setting forth all relevant details and the action which Borrower proposes to take with respect thereto.

                  (m) ENVIRONMENTAL MATTERS. To the extent necessary to avoid a Material Adverse Effect, be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all Environmental Laws; notify Administrative Agent immediately of any notice of a hazardous discharge or material environmental complaint received from any Governmental Authority or any other party; notify Administrative Agent immediately of any release from or affecting its properties; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Administrative Agent to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Administrative Agent's request, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Administrative Agent, and all other and further assurances reasonably satisfactory to Administrative Agent that the condition has been corrected.

                  (n) ENVIRONMENTAL INDEMNITY. NOTWITHSTANDING ANY OTHER LIMITATION OF LIABILITY IN THIS OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN BORROWER OR A SUBSIDIARY AND LENDERS OR AGENTS, BORROWER PROMISES THAT IT WILL INDEMNIFY, DEFEND, SAVE, AND HOLD HARMLESS EACH LENDER AND EACH AGENT AND AGENT'S AND EACH LENDER'S AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, PARTNERS, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") AGAINST AND FROM, AND TO REIMBURSE INDEMNIFIED PARTIES WITH RESPECT TO, ANY AND ALL DAMAGES, CLAIMS, LIABILITIES, LOSSES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES AND EXPENSES, COURT COSTS, ADMINISTRATIVE COSTS, AND COSTS OF APPEALS), INCURRED BY OR ASSERTED AGAINST INDEMNIFIED PARTIES BY REASON OR ARISING OUT OF THE TREATMENT OR RELEASE OF ANY WASTE IN, ON, OR AFFECTING OIL AND GAS PROPERTIES OF BORROWER OR ITS SUBSIDIARIES, WHETHER OR NOT CAUSED BY BORROWER OR ANY OF ITS SUBSIDIARIES, OR THE VIOLATION OF ANY ENVIRONMENTAL LAWS, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY

                Amended and Restated Credit Agreement - Page 49

INDEMNIFIED PARTY. NOTWITHSTANDING ANYTHING IN THE LOAN DOCUMENTS TO THE CONTRARY, THE UNDERTAKINGS OF BORROWER IN THIS PARAGRAPH SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT REGARDLESS OF THE MEANS OF EXPIRATION OR TERMINATION ; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 7.02(N) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS, SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE). SPECIFICALLY, THE INDEMNIFICATION IN THIS PARAGRAPH SHALL RUN FROM THE NOTICE COMMUNICATED TO ADMINISTRATIVE AGENT OF ANY TREATMENT OR RELEASE OF WASTE OR OTHER ENVIRONMENTAL CONDITION COVERED BY THIS AGREEMENT.

                  (o) OTHER INDEMNITY. BORROWER AGREES TO INDEMNIFY THE INDEMNIFIED PARTIES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR EACH INDEMNIFIED PARTY IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT THE INDEMNIFIED PARTIES SHALL BE DESIGNATED A PARTY THERETO) WHICH MAY BE INCURRED BY ANY INDEMNIFIED PARTY, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTUAL OR PROPOSED USE OF PROCEEDS OF LOANS HEREUNDER, INCLUDING AN INDEMNIFIED PARTY'S NEGLIGENCE; PROVIDED THAT INDEMNIFIED PARTIES SHALL NOT BE INDEMNIFIED HEREUNDER FOR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         7.03. NEGATIVE COVENANTS. Borrower hereby agrees that, so long as the Total Commitments remain in effect, any Loan, Note, or any Letter of Credit remains outstanding and unpaid, or any amount is owing to any Lender or any Agent hereunder or under any other Loan Document, Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

                  (a) OTHER LIENS. Create incur, assume, or permit to exist any Lien with respect to any of its assets, whether now owned or hereafter acquired, EXCEPT FOR (i) Permitted Encumbrances; (ii) Liens securing Capital Leases allowed under Section 7.03(b)(1)(vi), but only on the property under lease;
(iii) Liens on cash or securities of Borrower or any Subsidiary securing the Debt described in Section 7.03(b)(1)(vii); and (iv) Liens set forth on SCHEDULE 4 hereto.

                  (b) OTHER DEBT. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Debt except:

                           (1) (i) Debt under this Agreement;
(ii) Subordinated Debt incurred by Borrower as a result of the exchange of Preferred Stock issued in Borrower's November 1995 Preferred Stock offering;
(iii) Subordinated Debt in existence on the Closing Date and Subordinated Debt subsequently incurred by Borrower, the terms and amount of which are acceptable to Required Lenders; (iv) Debt under any Hedge Transaction permitted by SECTIONS 7.03(i) or (l) below; (v) Debt under Capital Leases not to exceed $10,000,000;
(vi) Debt associated with bonds or surety obligations required in the ordinary course of business by any Governmental Authority in connection with the operation of Borrower's Oil and Gas Properties; (vii) Debt of Borrower and its Subsidiaries existing on the Closing Date which is reflected in the financial statements described in SECTION 7.01(a) or otherwise disclosed to Administrative Agent in writing, and any renewals or extensions (but not increases) thereof;
(viii) accounts payable (for the deferred purchase price of property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor; (ix) Debt of Borrower arising under any Guarantee by Borrower of a Subsidiary's obligations with respect to gas purchase agreements or other contracts for the purchase of crude oil or natural gas excluding such obligations of REFC; and (x) Debt of REFC with respect to which there is no recourse for repayment to Borrower or any other Subsidiary of Borrower; and

                           (2) Debt  in  addition  to that  permitted  in
SECTION 7.03(b)(1) not to exceed $10,000,000 in the aggregate.

                  (c) MERGERS AND SALES OF ASSETS. Borrower will not and will not permit any Subsidiary of Borrower to (a) merge or consolidate with, whether in one transaction or in a series of transactions, any Person or Persons or (b) sell, assign, lease, or otherwise dispose of, whether in one transaction or in a series of transactions, any properties (a "PROPERTY DISPOSITION") other than (x) sales of hydrocarbons produced from Borrower's Oil & Gas Properties in the ordinary course of business and (y) other Property Dispositions; PROVIDED THAT
(i) unless Borrower has provided Lenders prior notice of a Property Disposition as provided in clause (ii) below, (A) such Property Disposition may only be for cash consideration, and (B) the Borrowing Base shall reduce simultaneously with the completion of such Property Disposition by an amount equal to the Net Cash Proceeds from such Property Disposition, and (ii) Borrower may, at its option in connection with any Property Disposition in which the cash consideration consists solely of cash, and Borrower shall, in connection with any Property Disposition in which the consideration consists in whole or in part of property other than cash, provide Lenders not less than 15 days advance written notice of such Property Disposition, describing the

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

properties to be disposed of and the consideration to be received, and Lenders shall have the right to reduce the Borrowing Base then in effect by an amount equal to the Borrowing Base value attributable to the properties to be disposed of; any reduction in the Borrowing Base pursuant to this clause (ii) shall (A) be determined by Required Lenders in their sole discretion but in a manner consistent with redeterminations of the Borrowing Base generally as provided in
Article IV, (B) shall be effective simultaneously with the subject Property Disposition, and (C) shall not be in lieu of any Special Determination available to Lenders under Article IV; notwithstanding the foregoing, no reduction of the Borrowing Base shall be required in connection with a Property Disposition under this clause (b) of this SECTION 7.03(c) except with respect to the aggregate consideration received by Borrower and its Subsidiaries for all Property Dispositions completed since the most recent Periodic Determination (including the consideration to be received pursuant to the subject Property Disposition) that exceeds 5% of the Borrowing Base in effect immediately after such Periodic Determination. Notwithstanding anything to the contrary contained in clause (a) of this SECTION 7.03(c), Borrower or any Subsidiary of Borrower may merge or consolidate with any other Person and any Subsidiary of Borrower may transfer properties to any other Subsidiary of Borrower or to Borrower so long as, in each case, (i) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes an Event of Default, (ii) in the case of any such merger or consolidation to which Borrower is a party, Borrower is the surviving Person, (iii) in the case of any such merger or consolidation to which any Subsidiary of Borrower is party (but not Borrower), a Subsidiary is the surviving Person, and (iv) the surviving Person ratifies each applicable Loan Document and; PROVIDED, FURTHER, THAT any Subsidiary of Borrower may merge or consolidate with any other Subsidiary of Borrower so long as, in each case
(i) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes an Event of Default and (ii) the surviving Person, if necessary, ratifies each applicable Loan Document.

                  (d) CHANGES IN BUSINESS. Engage in any business which differs substantially from its present business.

                  (e) PLAN CONTRIBUTIONS. Make contributions to any Plan in any one year which, in the aggregate, exceed $4,000,000.

                  (f) ADVANCES AND INVESTMENTS. Make or permit any Subsidiary to make Advances to any Person or Investments in any Person; PROVIDED THAT Borrower and its Subsidiaries may (i) make Advances to or Investments in any wholly owned Subsidiary of Borrower excluding REFC, (ii) make Advances in addition to those described in clause (i) preceding which do not exceed $5,000,000 in the aggregate in any calendar year and $15,000,000 in the aggregate during the Commitment Period, and (iii) make Permitted Investments.

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

                  (g) RESTRICTED PAYMENTS. Make any Restricted Payment; PROVIDED THAT so long as no Default or Event of Default exists and no Default or Event of Default will result from the Restricted Payment, Restricted Payments may be made in an aggregate amount (measured cumulatively from June 30, 1999) not to exceed the sum of (i) $10,000,000, plus (ii) 50% of the Net Cash Proceeds to Borrower from all common equity offerings completed by Borrower after the Closing Date, plus (ii) 50% of Borrower's Consolidated Net Income earned after June 30, 1999 (for purposes of this SECTION 7.03(g) only, Consolidated Net Income shall exclude non-cash impairments of long-lived assets as prescribed under Financial Accounting Standards Board Statements Nos. 19 and 121).

                  (h) INTEREST PAYMENTS. Make payments of interest or principal on Subordinated Debt, if there is an Event of Default under this Agreement or if a payment of interest or principal on the Subordinated Debt will cause a breach of any of the covenants set out in SECTION 7.04.

                  (i) OIL AND GAS HEDGE TRANSACTIONS. Enter into Oil and Gas Hedge Transactions with the exception that Borrower and its Subsidiaries may enter into Oil and Gas Hedge Transactions as long as the volume of hydrocarbons with respect to which a settlement payment is calculated under such Oil and Gas Hedge Transactions does not exceed 80% of Borrower's and its Subsidiaries' anticipated production from proved, developed producing reserves during the period from the immediately preceding settlement date (or the commencement of the term of such Oil and Gas Hedge Transactions if there is no prior settlement date) to such settlement date.

                  (j) TRANSACTIONS WITH AFFILIATES. Engage in any material transaction with an Affiliate unless the transaction is generally as favorable to Borrower or any Subsidiary as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

                  (k) PLANS. Permit any Subsidiary to create, adopt, or become bound by any Plan.

                  (l) SPECULATIVE HEDGE TRANSACTIONS. Enter into or permit any Subsidiary to enter into any commodity, interest rate, currency or other swap, option, collar or other derivative transaction pursuant to which Borrower or a Subsidiary speculates on the movement of commodity prices, interest rates, financial markets, currency markets or other items; PROVIDED THAT nothing contained herein shall prohibit Borrower from (a) entering into interest rate swaps or other interest rate hedge transactions pursuant to which Borrower hedges interest rate risk with respect to the interest reasonably anticipated to be incurred pursuant to this Agreement, (b) entering into Oil and Gas Hedge Transactions permitted by this SECTION 7.03(i) hereof, or (c) making Permitted Investments.

                Amended and Restated Credit Agreement - Page 53

                  (m) OPTIONAL PAYMENTS AND MODIFICATIONS. Make any optional payment on or defeasance or purchase of (or otherwise set apart assets for a sinking or other analogous fund or trust for the purchase of) any Debt, or amend, modify, waive, supplement or terminate, or permit the amendment, modification, supplement, waiver or termination of any document related to Subordinated Debt.

                  (n) LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by Borrower or any Subsidiary of any real or personal property which has been or is to be sold or transferred by Borrower or the Subsidiary to the Person or to any other Person to whom funds have been or are to be advanced by the Person on the security of the property or rental obligations of Borrower or any Subsidiary.

                  (o) LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than the Loan Documents, which prohibits or limits the ability of Borrower or any Subsidiary to create, incur, assume, or suffer to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, other than restrictions imposed in connection with Capital Leases or purchase money obligations for property leased or acquired in the ordinary course of business on the property so leased or acquired, customary restrictions contained in stock purchase agreements, asset sale agreements limiting the transfer of assets pending the closing of the sale, and customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice.

                  (p) RESTRICTIONS WITH RESPECT TO OBLIGATIONS OF REFC. Issue a Guarantee with respect to any Debt or other obligation of REFC or otherwise become liable, directly or indirectly, for any such Debt or other obligation, with the exception that Borrower may issue the REFC Guarantee; or make any Advance to, Investment in, or Distribution to REFC other than as may be permitted under SECTION 7.03(f) and SECTION 7.03(g) above.

         7.04. FINANCIAL COVENANTS. So long as this Agreement remains in force, Borrower and its Consolidated Subsidiaries shall maintain, on a consolidated basis, the following (all calculated in accordance with GAAP):

                  (a) CONSOLIDATED TANGIBLE NET WORTH. A minimum Consolidated Tangible Net Worth as of any date which is not less than the sum of (i) $175,000,000, plus (ii) 50% of the net proceeds to Borrower from the issuance of equity securities on or after September 30, 1999 (for purposes of this SECTION 7.04(a) only, Consolidated Tangible Net Worth shall exclude non-cash impairments of long-lived assets as prescribed under Financial Accounting Standards Board Statements Nos. 19 and 121);

                  (b) SENIOR DEBT INTEREST COVERAGE RATIO. A ratio of EBITDA to Consolidated Interest Expense on Senior Debt for each period of four immediately preceding consecutive fiscal quarters of at least 3.0 to 1.0;

                  (c) TOTAL DEBT INTEREST COVERAGE RATIO. For the fiscal quarter ended June 30, 1999, through the fiscal quarter ending December 31, 1999, a ratio of EBITDA to Consolidated Interest Expense on Total Debt for each period of four immediately preceding consecutive fiscal quarters of at least 2.0 to 1.0, and for each fiscal quarter ending after December 31, 1999, a ratio of EBITDA to Consolidated Interest Expense on Total Debt for each period of four immediately preceding consecutive fiscal quarters of at least 2.5 to 1.0;

                  (d) SENIOR DEBT LEVERAGE RATIO. For the fiscal quarter ended June 30, 1999, through the fiscal quarter ending December 31, 1999, a ratio of Senior Debt as of the last day of any fiscal quarter to EBITDA for the period of four immediately preceding fiscal quarters then ended not in excess of 4.0 to 1.0, and for each fiscal quarter ending after December 31, 1999, a ratio of Senior Debt as of the last day of any fiscal quarter to EBITDA for each period of four immediately preceding consecutive fiscal quarters then ended not in excess of 3.0 to 1.0;

                  (e) TOTAL DEBT LEVERAGE RATIO. For the fiscal quarter ended June 30, 1999, through the fiscal quarter ending December 31, 1999, a ratio of Total Debt as of the last day of any fiscal quarter to EBITDA for the period of four immediately preceding consecutive fiscal quarters then ended not in excess of 6.0 to 1.0, and for each fiscal quarter ending after December 31, 1999, a ratio of Total Debt as of the last day of any fiscal quarter to EBITDA for each period of four immediately preceding consecutive fiscal quarters then ended not in excess of 5.0 to 1.0; and

                  (f) CURRENT RATIO. A ratio of current assets to current liabilities on any date of at least 1.0 to 1.0 (for purposes of this calculation, current assets will include an amount equal to the Unused Availability).

ARTICLE 8 - DEFAULT.

         8.01. EVENTS OF DEFAULT. As used in this Agreement, the term "EVENT OF DEFAULT" means the occurrence of any of the following events or existence of any of the following conditions:

                  (a) Failure of Borrower to pay when due any principal of any Note or any reimbursement obligation with respect to any Letters of Credit when due; or

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

                  (b) Failure of Borrower to pay any accrued interest due and owing on any Note or any fees or any other amount payable hereunder when due and the failure shall continue for a period of five days; or

                  (c) Failure of Borrower to observe or perform any covenant or agreement contained in SECTION 7.02(C), SECTION 7.03, or SECTION 7.04 of this Agreement; or

                  (d) Any default by Borrower or a Subsidiary in the performance of any other covenant, agreement, obligation, or undertaking contained in this Agreement or any other Loan Document, any document called for by this Agreement or any other Loan Document, or any other agreement with any Agent or Lenders (whether now existing or made hereafter), which is not expressly covered by another subsection of this SECTION 8.01, and which has not been cured to Majority Lenders' satisfaction within the earlier to occur of (i) 30 days after written notice from Administrative Agent to Borrower of the default or (ii) 30 days after the date Borrower should have notified Lenders of the default pursuant to the terms of this Agreement; or

                  (e) Any warranty, representation, or statement contained in this Agreement or made or furnished to Lenders or on behalf of Borrower in connection with this Agreement or the Loans proves to have been false in any material respect when made or furnished; or

                  (f) (i) The default by Borrower or any Subsidiary in the performance of any obligation owed to someone other than Lenders with respect to any Debt in excess of $5,000,000, or (ii) the commencement of any foreclosure proceedings against Borrower or any Subsidiary, if the default has not been cured or the foreclosure proceeding stopped, to Majority Lenders' satisfaction, within the earlier to occur of (A) 30 days after written notice from Administrative Agent to Borrower of the default or (B) 30 days after the date Borrower should have notified Lenders of the default pursuant to the terms of this Agreement; or

                  (g) Borrower's or any Subsidiary's (excluding REFC) voluntary bankruptcy filing, its liquidation or termination of existence, its merger or consolidation with another, where Borrower is not the surviving entity, its insolvency, its forfeiture of right to do business, its appointment of a custodian, trustee, or receiver for any part of its property, or its assignment for the benefit of creditors; or

                  (h) The commencement by a third party of any proceeding under any bankruptcy or insolvency law against Borrower or any Subsidiary (excluding
REFC) if the proceeding has not been dismissed within 60 days after its commencement; or

                  (i) Borrower's failure to remedy a Borrowing Base Deficiency as required by SECTION 4.06; or

                  (j) Any of the following events shall occur or exist with respect to Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject Borrower to any tax, penalty, or other liability which in the aggregate may exceed $2,000,000; or

                  (k) If any Lender or any Agent receives its first notice of a material hazardous discharge or a material environmental complaint from a source other than Borrower (such Lender to immediately notify Administrative Agent and Borrower thereof) and Administrative Agent does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given to Administrative Agent by certified mail, return receipt requested) of the hazardous discharge or environmental complaint from Borrower within 72 hours of the time such Lender or Agent first receives the notice from a source other than Borrower; or if any federal, state, or local agency asserts or creates a lien upon any or all of the assets, equipment, property, leaseholds or other facilities of any Loan Party by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against any Loan Party and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; PROVIDED, HOWEVER, THAT the claim shall not constitute a default if, within five Business Days of the occurrence giving rise to the claim (a) Borrower can provide to the satisfaction of each Agent that Borrower has commenced and is diligently pursuing either: (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue the cure or correction to completion or (ii) proceedings for an injunction, a restraining order or other appropriate emergency relief preventing the agency or agencies from asserting such claim, which relief is granted within ten Business Days of the occurrence giving rise to the claim and the injunction, order, or emergency relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, Borrower or a Subsidiary has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to each Agent and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim; or

                  (l) One or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against Borrower or any Subsidiary of Borrower and such judgment or order (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of

                Amended and Restated Credit Agreement - Page 57

30 days or (ii) is not fully paid and satisfied at least ten days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order; or

                  (m) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Subsidiary of Borrower, or any Borrower or any Subsidiary of Borrower shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason (other than the release thereof in accordance with the Loan Documents) cease to be a valid, first priority, perfected Lien upon any of the property purported to be covered thereby; or

                  (n) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 35% of the total voting power of all classes of Equity then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower.

         8.02. REMEDIES. (a) Upon the occurrence of an Event of Default, and at any time thereafter, Administrative Agent shall at the request of, or may, with the consent of, Majority Lenders, by notice to Borrower, (1) declare the Commitments to be terminated, whereupon the same shall immediately terminate;
(2) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and the other Loan Documents to be immediately due and payable, whereupon the Notes, all interest, and all other amounts shall become and be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (3) exercise all of their rights and remedies under the Loan Documents; PROVIDED THAT in the case of the Events of Default specified in SECTION 8.01(g) or (h), without any notice to Borrower or any other act by Administrative Agent or Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

                  (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final), excluding those held in Special Accounts, at any time held and other indebtedness at any time owing by that Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under this Agreement or any Note held by that Lender or any other Loan Document, irrespective of whether or not Administrative Agent or that Lender shall have made any demand under this Agreement or the Note or such other Loan Document and although the obligations may be unmatured. Each Lender agrees promptly to notify Borrower (with a copy of

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


Administrative Agent) after any set off and application, PROVIDED THAT the failure to give the notice shall not affect the validity of the set off and application. The rights of each Lender under this SECTION 8.02(b) are in addition to the other rights and remedies (including, without limitation, other rights of set off) which each Lender may have.

                  (c) Each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment after the occurrence and during the continuance of an Event of Default of a proportion of the aggregate amount of principal and interest due with respect to any Loan which is greater than the proportion received by any other Lender in respect of such Loan, Lender receiving such proportionately greater payment shall purchase such participations in the interests in such Loan held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to each Loan held by Lenders shall be shared by Lenders ratably in accordance with their respective Commitment Percentages; PROVIDED THAT nothing in this SECTION 8.03(c) shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrower other than its indebtedness under the Loans. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that Lenders may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

ARTICLE 9 - AGENCY PROVISIONS.

         9.01. APPOINTMENT. Each Lender hereby irrevocably designates and appoints each of Administrative Agent, Syndication Agent, and Documentation Agent as its Agent under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Agents, in those capacities, to take all action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise all powers and perform all duties as are expressly delegated to Agents by the terms of this Agreement and the other Loan Documents, together with all other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, Agents shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agents.

         9.02. DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to the duties. Agents shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.


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



         9.03. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or that Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.04. RELIANCE BY AGENTS. Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by each Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive the advice or concurrence of Required Lenders or Majority Lenders, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action. Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Required Lenders, and the request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Loans.

         9.05. NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or Borrower referring to this Agreement, describing the Default or Event of Default and stating that the notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to each other Agent and each other Lender. Administrative Agent shall take action with respect to the Default or Event of Default as shall be reasonably directed by Majority Lenders; PROVIDED THAT unless and until Administrative Agent shall have received these directions, Administrative Agent may (but shall not be obligated to) take action, or refrain from

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

taking action, with respect to the Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         9.06. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agents hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by Agents to any Lender. Each Lender represents to Agents that it has, independently and without reliance upon Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Loan Party and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Loan Party. Except for notices, reports, and other documents expressly required to be furnished to Lenders by Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party which may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.07. INDEMNIFICATION. Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of, the Total Commitment, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by each Agent under or in connection with any of the foregoing; PROVIDED THAT no Lender shall be liable for the payment of any portion of the liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting solely from an Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and all other amounts payable hereunder.

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


         9.08. EACH AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the extensions of credit made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.09. SUCCESSOR AGENT. Each Agent may resign as Agent upon written notice to Lenders and the appointment of a Successor Agent as set out in the following sentence. If an Agent shall resign as Agent under this Agreement and the other Loan Documents, then Required Lenders shall appoint from among Lenders a successor agent for Lenders, which successor agent, with the consent of Borrower (the consent not to be unreasonably withheld or delayed), shall succeed to the rights, powers and duties of such Agent hereunder. Effective upon the appointment and approval, the term "Agent" shall mean the successor agent (serving in the capacity of the predecessor Agent), and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of the former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         9.10. ISSUING LENDER. The provisions of this Article 9 applicable to an Agent shall apply to the Issuing Lender in the performance of its duties under the Loan Documents, allowing for the appropriate changes that must be made.


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

ARTICLE 10 - PROTECTION OF YIELD; CHANGE IN LAWS.

         10.01. RISK-BASED CAPITAL. In the event any Lender determines that (a) compliance with any judicial, administrative, or other governmental interpretation of any law or regulation adopted or made after the date hereof, or (b) compliance by such Lender or any corporation controlling such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted or made after the date hereof has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling the Lender, and such Lender determines that the increase is based upon its obligations hereunder, Borrower shall pay to Administrative Agent, for the account of the applicable Lender, the additional amount as shall be certified by that Lender to be the amount allocable to such Lender's obligations to Borrower hereunder. Such Lender will promptly notify Borrower (with a copy to Administrative Agent) of any event occurring after the date of this Agreement that will entitle that Lender to compensation pursuant to this SECTION 10.01 as promptly as practicable, and in any event within 90 days after it obtains knowledge thereof and determines to request the compensation.

                  Borrower's obligations under this Section 10.01 shall be subject to delivery to Borrower by any Lender claiming compensation under this
Section 10.01 of a certificate setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and certifying that it is generally charging such costs to other similarity situated borrowers under similar credit facilities.

                  Determinations by a Lender for purposes of this SECTION 10.01 of the effect of any increase in the amount of capital required to be maintained by such Lender and of the amount allocable to that Lender's obligations to Borrower hereunder shall be conclusive, absent manifest error.

         10.02. BASIS FOR DETERMINING INTEREST RATE APPLICABLE TO EURODOLLAR LOANS INADEQUATE. If on or prior to the first day of any Interest Period:

                  (a) Administrative Agent is advised that deposits in dollars (in the applicable amounts) are not being offered to Lenders in the interbank eurocurrency market for the Interest Period, or

                  (b) Administrative Agent determines that the Eurodollar Rate as determined by it will not adequately and fairly reflect the cost to Lenders of funding a Eurodollar Loan for the Interest Period; or

                  (c) Adequate means do not exist in the interbank eurocurrency market to determine the Eurodollar Rate;

                Amended and Restated Credit Agreement - Page 63 the obligation of Lenders to make Eurodollar Loans shall be suspended until Administrative Agent notifies Borrower that the circumstances giving rise to the suspension no longer exist. Unless Borrower notifies Administrative Agent at least two Business Days before the date of any Eurodollar Loan previously requested that it elects not to borrow on that date, the Loan shall instead be made as a ABR Loan.

         10.03. ILLEGALITY OF EURODOLLAR LOANS. (a) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central Bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any the authority, central Bank, or comparable agency shall make it unlawful or impossible for that Lender (or its Lending Office) to make, maintain or fund its Eurodollar Loans, the obligation of such Lender to make Eurodollar Loans shall be suspended. If any Lender determines that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity, Borrower shall immediately convert the principal amount of each Eurodollar Loan to an ABR Loan of an equal principal amount from such Lender.

                  (b) No Lender shall be required to make a Loan hereunder if the making of the Loan would be in violation of any law applicable to such Lender.

         10.04. INCREASED COST OF EURODOLLAR LOANS. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration hereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any that authority, central bank, or comparable agency:

                  (a) shall subject such Lender to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans or shall change the basis of taxation of payments to a Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of a Lender imposed by the jurisdiction in which such Lender's Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement [including, without limitation, any requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Eurodollar Loan any requirement included in an applicable Eurodollar Reserve Percentage)] against assets of, deposits with or for the account of or credit extended by such Lender or shall impose on such Lender or the eurodollar interbank market any other

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


condition affecting the Eurodollar Loans, any Note or such Lender's obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by that Lender under this Agreement or under the Note with respect thereto, by an amount deemed by the Lender to be material, then, within 10 days after demand by Administrative Agent, Borrower shall pay to that Lender the additional amount or amounts as will compensate that Lender for the increased cost or reduction. Each Lender will promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
SECTION 10.04 and will designate a different Lending Office if the designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of that Lender, be otherwise disadvantageous to the Lender. Borrower's obligations under this SECTION 10.04 shall be subject to delivery to Borrower of a certificate by any Lender claiming compensation under this SECTION 10.04, setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and certifying that it is generally charging such costs to other similarly situated borrowers under similar credit facilities shall be delivered to Borrower and shall be conclusive in the absence of manifest error. In determining the amount, each Lender must use reasonable averaging and attribution methods.

         10.05. ALTERNATIVE LOANS SUBSTITUTED FOR AFFECTED EURODOLLAR LOANS. If
(a) the obligation of any Lender to make Eurodollar Loans has been suspended pursuant to SECTION 10.03 or (b) such Lender has demanded compensation under
SECTION 10.04, and Borrower shall, by at least five Business Days prior notice to such Lender, have elected that the provisions of this SECTION 10.05 shall apply, then, unless and until such Lender notifies Borrower that the circumstances giving rise to the suspension or demand for compensation no longer apply:

                           (i) all Loans which would  otherwise be made by such
Lender as Eurodollar Loans shall be made instead as ABR Loans, and

                           (ii) after each of its Eurodollar Loans has been
repaid, all payments of principal which would otherwise be applied to repay the Eurodollar Loans shall be applied to repay its ABR Loans.

         10.06. FUNDING LOSS INDEMNIFICATION. Upon notice to Borrower from a Lender (with a copy to Administrative Agent), Borrower shall pay to Administrative Agent, within five days after notice from a Lender, for the ratable benefit of each Lender, the amount or amounts sufficient to compensate them for any actual loss, cost, or expense (excluding loss of anticipated profits) incurred as a result of:

                Amended and Restated Credit Agreement - Page 65

                  (a) Any payment of a Eurodollar Loan on a date other than the last day of the Interest Period for the Loan including, but not limited to, acceleration of the Loans by Administrative Agent pursuant to this Agreement, or

                  (b) Any failure by Borrower to borrow or convert, as the case may be, a Eurodollar Loan on the date for borrowing or conversion, as the case may be, specified in the relevant notice under SECTION 2.02 or 2.07, as the case may be.

Each Lender shall determine the amount of compensation and will provide Borrower with the basis for its determination. Each Lender's determination shall be conclusive, absent manifest error.

         10.07. TAXES. All amounts payable by Borrower under the Loan Documents (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Lender shall be paid in full, free of any deductions or withholdings for or on account of any Taxes. If Borrower is prohibited by law from paying the amount free of any deductions and withholdings, then (at the same time and in the same manner that the original amount is otherwise due under the Loan Documents), Borrower shall pay to or for the account of such Lender such additional amount as may be necessary in order that the actual amount received by such Lender after deduction and/or withholding (and after payment of any additional Taxes due as a consequence of the payment of the additional amount, and so on) will equal the amount such Lender would have received if the deduction or withholding were not made.

         10.08. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provisions of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the Interest Period for the Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for the Interest Period.

         10.09. LIMITATION ON ADDITIONAL AMOUNTS. Notwithstanding anything to the contrary contained in SECTION 10.01, 10.04, and 10.07, neither Borrower nor any Subsidiary of Borrower shall be required to pay to any Lender any increased costs, Taxes, loss, expense, or liability, reduction in amounts received or receivable or reduction in return on capital incurred more than 180 days prior to the date that such Lender notifies Borrower of such Lender's intention to claim any such compensation; PROVIDED THAT if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect.

         10.10. REPLACEMENT LENDERS. (a) If any Lender has notified Borrower and Administrative Agent of its incurring additional costs under SECTIONS 10.01 or 10.04, or has required Borrower

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


to make payments for Taxes under SECTION 10.07, then Borrower may, unless such Lender has notified Borrower and Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than Administrative Agent) (the "TERMINATED LENDER") at any time upon five Business Days prior written notice to the Terminated Lender and Administrative Agent (such notice referred to herein as a "NOTICE OF TERMINATION").

                  (b) In order to effect the termination of the Commitment of the Terminated Lender, Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; PROVIDED, HOWEVER, THAT such one or more other banking institutions (referred to herein as the "REPLACEMENT LENDERS") agree to accept in whole or in part the Commitment of the Terminated Lender, are reasonably acceptable to all Agents, and become parties to this Agreement by executing an assignment in the form of attached EXHIBIT H, with appropriate insertions and modifications (an "ASSIGNMENT"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

                  (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "LENDER TERMINATION DATE"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

                  (d) On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loan (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of SECTION 12.08(b), and the Terminated Lender will have the rights

                Amended and Restated Credit Agreement - Page 67 and benefits of an assignor under SECTION 12.08(b). To the extent not in conflict, the terms of SECTION 12.08(B) shall supplement the provisions of this
SECTION 10.10(d). For each assignment made under this SECTION 10.10, the Replacement Lender shall pay to Administrative Agent any processing fee provided for in SECTION 12.08(b). Borrower shall pay any breakage costs as provided by
SECTION 10.06, which occur as a result of the operation of this SECTION 10.10.

ARTICLE 11 - FEES.

         11.01 COMMITMENT FEES. On the first day of each October, January, April, and July, commencing on October 1, 1999, and ending on the Termination Date or any earlier termination of the Commitments, Borrower shall pay to Administrative Agent for the ratable benefit of each Lender, a commitment fee payable with respect to the daily Unused Availability for the calendar quarter (or portion thereof) ending on the day prior to the date such payment is due equal to (i) .25% per annum of the average daily Unused Availability for such calendar quarter or portion thereof if the daily average Borrowing Base Usage during such calendar quarter (or portion thereof) is less than 40% for the calendar quarter ending on the date immediately preceding the date such commitment fee is payable; (ii) .375% per annum of the average daily Unused Availability for such calendar quarter or portion thereof if the average daily Borrowing Base Usage during such calendar quarter (or portion thereof) is equal to or greater than 40% but less than 60% for the calendar quarter ending on the day immediately preceding the date such commitment fee is payable; and (iii)
 .50% per annum of the average daily Unused Availability for such calendar quarter or portion thereof if the average daily Borrowing Base Usage during such calendar quarter (or portion thereof) is equal to or greater than 60% for the calendar quarter ending on the day immediately preceding the date such commitment fee is payable. The commitment fees payable pursuant to this SECTION
11.01 shall be calculated on the basis of the actual number of days elapsed assuming a calendar year of 360 days.

         11.02. AGENCY FEES. Borrower shall pay to each Agent and its Affiliates those fees and other amounts as Borrower shall be required to pay to each Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and that Agent or any of its Affiliates setting forth the compensation to be paid to such Agent and its Affiliates in consideration for acting as Agent hereunder and for providing other services in connection with the credit facilitations provided pursuant hereto. These fees and other amounts shall be retained by the applicable Agent and its Affiliates, and no Lender (other than the applicable Agents) shall have any interest therein.

         11.03. LETTER OF CREDIT FEES. Borrower shall pay to Administrative Agent, for the ratable benefit of each Lender, and to the Issuing Lender, as appropriate, the fees provided for in SECTION 3.03 with respect to all Letters of Credit issued.

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

         11.04. OTHER FEES. Borrower shall pay to Administrative Agent, for the ratable benefit of each Lender, those fees and other amounts as Borrower shall be required to pay to each Lender from time to time pursuant to any separate agreement between Borrower and Administrative Agent, for the ratable benefit of each Lender, setting forth the compensation to be paid to Lenders in consideration for participating in the credit facilitations provided pursuant hereto.

ARTICLE 12 - GENERAL PROVISIONS.

       12.01. EXPENSES. Borrower shall pay (i) all reasonable out-of-pocket expenses of Syndication Agent associated with the syndication of the Loans, (ii) all reasonable out-of-pocket expenses of Syndication Agent, including reasonable fees, disbursements and other charges of counsel for Syndication Agent, in connection with the preparation of this Agreement and the other Loan Documents and, if appropriate, the recordation of the Loan Documents, (iii) all reasonable out-of-pocket expenses of Administrative Agent, including reasonable fees, disbursements, and other charges of counsel for Administrative Agent, in connection with the preparation of any waiver or consent under this Agreement or any amendment hereof or any default or alleged default hereunder, (iv) all reasonable out-of-pocket expenses of preparing, obtaining, and furnishing to any Agent or any Lender any statements, opinions, certificates, schedules, documents, insurance policies, and all other items required to furnished to any Agent or any Lender pursuant to this Agreement or any request made pursuant to this Agreement or any other Loan Document, and (v) if an Event of Default occurs, all out-of-pocket expenses incurred by Administrative Agent or any Lender, including the fees, disbursements and other charges of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Administrative Agent or any Lender in connection therewith.

         12.02. NON-WAIVER. No act, delay, omission, or course of dealing will be a waiver of any of a Lender's rights or remedies under this Agreement or otherwise, and no waiver, change, or modification in whole or in part of this Agreement, any Note, or any other agreement will be effective unless in a writing signed by Borrower and Lenders. All rights and remedies of Lenders are cumulative and may be exercised singly or concurrently. A waiver by Lenders of any right or remedy on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

         12.03. AMENDMENT AND WAIVERS. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrower and Majority Lenders (and, if the rights or duties of Administrative Agent are affected thereby, by Administrative Agent); PROVIDED THAT no amendment or waiver shall, unless signed by all Lenders, (a) modify the voting percentages of Lenders, (b) release a guarantor or any part of the Collateral (other

                Amended and Restated Credit Agreement - Page 69 than as contemplated hereby), (c) amend or waive any of the provisions of
ARTICLE 4 or the definitions contained in SECTION 1.01 applicable thereto, or
(d) change the definitions of Majority Lenders or Required Lenders; and FURTHER PROVIDED THAT no amendment or waiver shall, unless signed by each Lender directly affected thereby, (i) increase the Commitment of such Lender or subject any Lender to any additional obligation, (ii) forgive any of the principal of or reduce the rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change a Lender's Commitment Percentage except as otherwise provided for in this Agreement, or (v) change the number or percentage of Lenders required to take any action under this SECTION 12.03 or any other provision of this Agreement.

         12.04. SURVIVAL. All representations, warranties, and covenants made by Borrower herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Lenders of the Loan Documents or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of Lenders.

         12.05. LIMITATION ON INTEREST. Regardless of any provision contained in the Loan Documents, Lenders shall never be entitled to contract for, charge, receive, collect, or apply, as interest on the Loans, any amount in excess of the Maximum Lawful Rate, and in the event Lenders ever contract for, charge, receive, collect or apply as interest any excess, the amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loans are paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Lenders shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; PROVIDED, HOWEVER, THAT if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest contracted for, charged or received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Lenders shall refund to Borrower or any Subsidiary, as appropriate, the amount of the excess and, in that event, Lenders shall, to the fullest extent permitted under applicable law, not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         12.06. INVALID PROVISIONS. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, the provision shall be fully severable, the Loan Documents shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of the illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         12.07. WAIVER OF CONSUMER CREDIT LAW. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that Chapter 15 shall not govern or in any manner apply to the Loans.

         12.08. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) Each Lender may transfer or assign all or any part of its interest in Loans and its interest herein to any of its Affiliates regardless of the term of the transfer or assignment. Each Lender may transfer or assign all or any part of its interest in Loans to any commercial bank which is a member of the Federal Reserve System and has combined capital and surplus and undivided profits of not less than $100,000,000. Notwithstanding the foregoing, no Lender shall transfer or assign all or any part of its Loans under this Agreement to any Person other than an Affiliate of such Lender without the prior written approval of Borrower and Agents, the approval to not be unreasonably withheld; PROVIDED THAT Borrower's consent will not be required if a Default or Event of Default has occurred and is continuing. As to each assignment of Loans permitted by this Agreement, Borrower releases the assigning Lender from its obligations under this Agreement as to the portion of the Loans assigned.

                  (c) Any Lender may (subject to the provisions of this section, in accordance with applicable law, in the ordinary course of its business, and at any time) sell to one or more Persons participating interests in its portion of the Obligations. The seller Lender remains a "Lender" under the Loan, the participant does not become a "Lender" under the Loan Documents, and the selling Lender's obligations under the Loan Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loan for all purposes under the Loan Documents. Borrower and each Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's rights and obligations under the Loan Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of Borrower. Participants have no rights under the Loan Documents except certain voting rights as provided below.

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

No Lender may sell any participating interest under which the participant has any rights to approve any amendment, modification, or waiver of any Loan Document except as to matters requiring the approval of all Lenders as set forth in SECTION 12.03.

                  (d) Each Lender shall have the right to disclose any information in its possession regarding Borrower or any Subsidiary, or regarding the Collateral, to any transferee, participant, potential transferee, or potential participant of any of the Loans or any part thereof; PROVIDED THAT such Persons agree to be bound by the provisions of SECTION 12.16.

                  (e) Nothing herein shall prohibit a Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         12.09. FOREIGN LENDERS, PARTICIPANTS, AND ASSIGNEES. Each Lender, participant (by accepting a participation interest under this Agreement), and assignee (by executing an assignment and assumption agreement in a form acceptable to Agents) that is not organized under the laws of the United States of America or one of its states (a) represents to Administrative Agent and Borrower that (i) no Taxes assessed by any Governmental Authority in the United States are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligations and (ii) it has furnished to Administrative Agent and Borrower two duly completed copies of either U. S. Internal Revenue Service Form 4224, Form 1006, Form W-8, or other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Documents, and (b) covenants to (i) provide Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents any United States federal income Tax at the maximum rate under the Code without reimbursement pursuant to SECTION 10.07.

         12.10. NOTICES. All notices, requests, or other communications required or permitted to be given by this Agreement or any other Loan Documents must be in writing (including by facsimile transmission) and unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by courier service, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of Borrower and Agents, and as set forth in SCHEDULE 2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the representative parties hereto:

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

         Borrower:                   Range Resources Corporation
                                       500 Throckmorton Street, Suite 1900
                                       Fort Worth, Texas  76102
                                       Attention:  Rodney L. Waller
                                       Telephone No.: (817) 870-2601
                                       Fax No.: (817) 870-0075

         Administrative Agent:       Bank One, Texas, N.A.
                                       1717 Main Street, 4th Floor
                                       Dallas, Texas 75201
                                       Attention: W. Mark Cranmer
                                       Telephone No.: (214) 290-2212
                                       Fax No.: (214) 290-3431

         Syndication Agent:          Chase Bank of Texas, N.A.
                                       2200 Ross Avenue
                                       Dallas, Texas 75266-6197
                                       Attn: Dale S. Hurd
                                       Telephone No.: (214) 965-2583
                                       Fax No.: (214) 965-2389

         Documentation Agent:        Bank of America, N.A.
                                       901 Main Street, 64th Floor
                                       Dallas, Texas 75202-3714
                                       Attn: J. Scott Fowler
                                       Telephone No.: (214) 209-3747
                                       Fax No.: (214) 209-1285

Notwithstanding the foregoing, any notice, request, or demand to or upon Administrative Agent or Lenders pursuant to SECTIONS 2.02, 2.07, or 2.09 shall not be effective until received.

         12.11. REPORTS AND CERTIFICATES. All reports and certificates of Borrower required by this Agreement must be in form and substance satisfactory to Administrative Agent and made under oath before a notary public by an authorized corporate officer or representative of Borrower.

         12.12. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE PERFORMED IN TARRANT COUNTY, TEXAS.

                Amended and Restated Credit Agreement - Page 73

         12.13. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG LENDERS, AGENTS, AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF LENDERS, AGENTS, OR BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDERS, AGENTS, AND BORROWER.

         12.14. WAIVER OF JURY TRIAL. BORROWER , AGENTS, AND LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

         12.15. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Lender as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from that Lender of execution of a counterpart hereof by that Lender.

         12.16. CONFIDENTIALITY. In the event that Borrower provides to Administrative Agent or Lenders written confidential information belonging to Borrower, if Borrower shall denominate such information in writing as "confidential", Administrative Agent and Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without Administrative Agent or Lenders breaching their obligation of confidence to Borrower, (iii) are previously known by Administrative Agent or Lenders from some source other than Borrower, (iv) are hereafter developed by Administrative Agent or Lenders without using Borrower's information, (v) are hereafter obtained by or available to Administrative Agent or Lenders from a third party who owes no obligation of confidence to Borrower with respect to such information or through any other means other than through disclosure by Borrower, (vi) are disclosed with Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of Administrative Agent or Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration, or governmental proceeding. Further, Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; PROVIDED, HOWEVER, THAT Administrative Agent or Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon Administrative Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease five years from the date the information was furnished, unless Borrower requests in writing at least 30 days prior to the expiration of such five year period, to maintain the confidentiality of such information for an additional five year period.

         Executed in Fort Worth, Texas, on the date first set forth above.

                                   BORROWER:

                                   RANGE RESOURCES CORPORATION

                                   By:
                                      ----------------------------------
                                            Rodney L. Waller,
                                            Senior Vice President

                                   AGENTS:


                                   BANK ONE, TEXAS, N.A.,
                                     as Administrative Agent and a Lender

                                   By:
                                      ------------------------------------
                                            W. Mark Cranmer, Vice President

                                   CHASE BANK OF TEXAS, N.A.,
                                     as Syndication Agent and a Lender

                                   By:________________________________
                                   Name:
                                   Title:

                                   BANK OF AMERICA, N.A.,
                                     as Documentation Agent and a Lender

                                   By:______________________________
                                     J. Scott Fowler, Managing Director


                Amended and Restated Credit Agreement - Page 75

                                            BANKERS TRUST COMPANY

                                            By:______________________________
                                            Name:____________________________
                                            Title:

                                            OTHER LENDERS:

                                            PNC BANK, NATIONAL ASSOCIATION

                                            By:_______________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            BANKBOSTON, N.A.

                                            By:______________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            CIBC INC.

                                            By:______________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            WELLS FARGO BANK (TEXAS), N.A.

                                            By:______________________________
                                            Name:
                                            Title:


                                            CREDIT LYONNAIS NEW YORK BRANCH

                                            By:______________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            ABN AMRO BANK N.V.

                                            By:
                                            Name:
                                            Title:

                                            By:
                                            Name:
                                            Title:

                                            BANK OF SCOTLAND

                                            By:______________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            THE SANWA BANK, LIMITED

                                            By:______________________________
                                            Name:____________________________
                                            Title:_____________________________



                Amended and Restated Credit Agreement - Page 77

                                   SCHEDULE 1

                                   COMMITMENTS

---------------------------------------------------- -------------------------- -----------------------------------

LENDER                                                        COMMITMENT                COMMITMENT PERCENTAGE
---------------------------------------------------- -------------------------- -----------------------------------
Bank One, Texas, N.A.                                        $25,312,500                      11.25%
---------------------------------------------------- -------------------------- -----------------------------------
Bank of America, N.A.                                        $25,312,500                      11.25%
---------------------------------------------------- -------------------------- -----------------------------------
Chase Bank of Texas, N.A.                                    $25,312,500                      11.25%
---------------------------------------------------- -------------------------- -----------------------------------
Bankers Trust Company                                        $20,812,500                       9.25%
---------------------------------------------------- -------------------------- -----------------------------------
PNC Bank, National Association                               $19,687,500                       8.75%
---------------------------------------------------- -------------------------- -----------------------------------
BankBoston, N.A.                                             $19,687,500                       8.75%
---------------------------------------------------- -------------------------- -----------------------------------
CIBC Inc.                                                    $19,687,500                       8.75%
---------------------------------------------------- -------------------------- -----------------------------------
Wells Fargo Bank (Texas), N.A.                               $19,687,500                       8.75%
---------------------------------------------------- -------------------------- -----------------------------------
Credit Lyonnais New York Branch                              $19,687,500                       8.75%
---------------------------------------------------- -------------------------- -----------------------------------
ABN AMRO Bank N.V.                                           $11,250,000                       5.00%
---------------------------------------------------- -------------------------- -----------------------------------
Bank of Scotland                                             $10,125,000                       4.50%
---------------------------------------------------- -------------------------- -----------------------------------
The Sanwa Bank, Limited                                     $  8,437,500                       3.75%
---------------------------------------------------- -------------------------- -----------------------------------
Total Commitment                                            $225,000,000                     100.00%
---------------------------------------------------- -------------------------- -----------------------------------


                                   SCHEDULE 2

                              ADDRESSES FOR NOTICES

Range Resources Corporation                                 Bank One, Texas, N.A.
500 Throckmorton Street, Suite 1900                         1717 Main Street, 4th Floor
Fort Worth, Texas 76102                                     Dallas, Texas 75201
Attention: Rodney L. Waller                                 Attention: W. Mark Cranmer
Telephone No.: (817) 870-2601                               Telephone No.: (214) 290-2212
Fax No.: (817) 870-2316                                     Fax No.: (214) 290-3431


ABN AMRO Bank N.V.                                          CIBC Inc.
208 South LaSalle Street, Suite 1500                        Two Paces West, 2727 Paces Ferry Road, Suite 1200
Chicago, Illinois 60604-1003                                Atlanta, Georgia 30339
Attention: Connie Podgorny                                  Attention: Kathryn S. McGovern
Telephone No.: (312) 992-5110 or 5121                       Telephone No.: (770) 319-4999
Fax No.: (312) 992-5111                                     Fax No.: (770) 319-4950

ABN AMRO Bank N.V.                                          CIBC Inc.
c/o ABN AMRO North America, Inc.                            1600 Smith, Suite 3100
Three Riverway, Suite 1700                                  Houston, Texas 77002
Houston, Texas 77056                                        Attention: Russell Otts
Attention: Jamie Conn                                       Telephone No.: (713) 650-2595
Telephone No.: (713) 964-3356                               Fax No.: (713) 650-7675
Fax No.: (713) 961-1699

BankBoston, N.A.                                            Chase Bank of Texas, N.A.
100 Federal Street, Mail Stop 01-08-04                      2200 Ross Avenue, 3rd Floor
Boston, Massachusetts 02110                                 Dallas, Texas 75201
Attention: Allison Rossi                                    Attn: Dale S. Hurd
Telephone No.: (617) 434-9061                               Telephone No.: (214) 965-2583
Fax No.: (617) 434-3652                                     Fax No.: (214) 965-2389


Bankers Trust Company                                       Credit Lyonnais New York Branch
130 Liberty Street, 30th Floor                              1000 Louisiana, Suite 5360
New York, New York 10006                                    Houston, Texas 77002
Attention: Terence Neafsey                                  Attention: Nicole Johnson
Telephone No.: (212) 250-2771                               Telephone No.: (713) 753-8711
Fax No.: (212) 250-2923                                     Fax No.: (713) 751-0307


Bankers Trust Company                                       PNC Bank, National Association
909 Fannin, Suite 3000                                      One PNC Plaza, 3rd Floor, 249 Fifth Ave.
Houston, Texas 77010                                        Pittsburgh, Pennsylvania 15222-2707
Attention: Jonathan S. Schwartz                             Attention: Robert J. Tiskus
Telephone No.: (713) 759-6718                               Telephone No.: (412) 762-9245
Fax No.: (713) 759-6708                                     Fax No.: (412) 762-2571

Bank of America, N.A.                                       The Sanwa Bank, Limited
901 Main Street, 64th Floor                                 55 East 52nd Street
Dallas, Texas 75202-3714                                    New York, New York 10055
Attn: J. Scott Fowler                                       Attention: Larry Murphy
Telephone No.: (214) 209-3747                               Telephone No.: (212) 339-6380
Fax No.: (214) 209-1285                                     Fax No.: (212) 754-2360

Bank of Scotland                                            The Sanwa Bank, Limited
565 Fifth Avenue                                            Houston Representative Office
New York, New York 10017                                    1200 Smith Street, Suite 2670
Attention: Annie Glynn                                      Houston, Texas 77002
Telephone No.: (212) 450-0871                               Attention: Clyde L. Redford
Fax No.: (212) 557-9460                                     Telephone No.: (713) 652-3190
                                                            Fax No.: (713) 654-1462

Bank of Scotland                                            Wells Fargo Bank (Texas), N.A.
1750 Two Allen Center                                       1000 Louisiana, 4th Floor
1200 Smith Street                                           Houston, Texas 77002
Houston, Texas 77002-4312                                   Attention: Roger Fruendt
Attention: Richard Butler                                   Telephone No.: (713) 319-1403
Telephone No.: (713) 651-1870                               Fax No. (713) 739-1076
Fax No.: (713) 651-9714

                                   SCHEDULE 3
                                   ----------

                              LIST OF SUBSIDIARIES


1. DOMAIN ENERGY INTERNATIONAL CORPORATION, a British Virgin Islands corporation,
         !100% owned by Range Energy Ventures Corporation;

2.       ENERGY ASSETS OPERATING COMPANY, a Delaware corporation,
         !100% owned by Range Resources Corporation;

3.       GULFSTAR ENERGY, INC., a Delaware corporation,
         !100% owned by Range Energy Ventures Corporation;

4.       GULFSTAR SEISMIC, INC., a Delaware corporation,
         !100% owned by Gulfstar Energy, Inc.

5.       RRC OPERATING COMPANY, an Ohio corporation,
         !100% owned by Range Resources Corporation;

6.       Range Energy I, Inc., a Delaware corporation,
         !100% owned by Range Production Company;

7. RANGE ENERGY FINANCE CORPORATION, a Delaware corporation, !100% owned by Range Energy Ventures Corporation;

8.       RANGE ENERGY SERVICES COMPANY, a Delaware corporation,
         !100% owned by Range Resources Corporation;

9. RANGE ENERGY VENTURES CORPORATION, a Delaware corporation, !100% owned by Range Resources Corporation;

10.      RANGE GAS COMPANY, a Delaware corporation,
         !100% owned by Range Resources Corporation;

11. RANGE GATHERING & PROCESSING COMPANY, a Delaware corporation, !100% owned by Range Resources Corporation;

12.      RANGE HOLDCO, INC., a Delaware corporation,
         !100% owned by Range Resources Corporation;

13.      RANGE OFFSHORE, L.P., an Ohio limited partnership,
         !owned by RRC Operating Company (1%) and Range HoldCo, Inc. (99%);

14. RANGE PIPELINE SYSTEMS, L.P., a Texas limited partnership, !owned by Range Gathering & Processing Company (1%) and
         Range Gas Company (99%);

15.      RANGE PRODUCTION I, L.P., a Texas limited partnership,
         !owned by Range Production Company (1%) and Range Energy I, Inc. (99%);

16.      RANGE PRODUCTION COMPANY, a Delaware corporation,
         !100% owned by Range Energy Ventures Corporation; and

17. RANGE RESOURCES, L.L.C., an Oklahoma limited liability company, !owned by Range Production Company (1.71%) and
         Range HoldCo, Inc. (98.29%).